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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COLLEGIUM PHARMACEUTICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

780 Dedham Street, Suite 800
Canton, MA 02021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2016

To the Shareholders of Collegium Pharmaceutical, Inc.:

        The 2016 Annual Meeting of Shareholders (the "2016 Annual Meeting") of Collegium Pharmaceutical, Inc., a Virginia corporation (the "Company," "we," "us," or "our") will be held on Thursday, June 9, 2016, at 12:00 p.m. (Eastern Time) at the offices of Pepper Hamilton LLP, 19th Floor, High Street Tower, 125 High Street, Boston, MA 02110, for the following purposes:

  1.
  To elect (i) three directors to serve as Class I directors for a three-year term to expire at the 2019 annual meeting of shareholders and (ii) one director to serve as a Class III director for a two-year term to expire at the 2018 annual meeting of shareholders;

  2.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  3.
  To transact such other business as may properly be brought before the 2016 Annual Meeting or any adjournment or postponement thereof.

        Our board of directors unanimously recommends that you vote "FOR" the election of our board of directors' director nominees (Proposal 1) and "FOR" the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2).

        Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 29, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record on our books at the close of business on April 20, 2016, the record date for the 2016 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

        If you are a shareholder of record, you may vote in one of the following ways:

  •
  Vote over the Internet, by going to www.envisionreports.com/COPI (have your Notice or proxy card in hand when you access the website);

  •
  Vote by telephone, by calling the toll-free number 1-800-652-8683(have your Notice or proxy card in hand when you call);

  •
  Vote by mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

  •
  Vote in person at the 2016 Annual Meeting.

        If your shares are held in "street name," meaning that they are held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Whether or not you plan to attend the 2016 Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,
/s/ MICHAEL T. HEFFERNAN Michael T. Heffernan Chairman of the Board, President and Chief Executive Officer
Canton, Massachusetts April 29, 2016

i

780 Dedham Street, Suite 800
Canton, MA 02021

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 9, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 9, 2016

        Copies of this proxy statement and the form of proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "2015 Annual Report") are available without charge at www.envisionreports.com/COPI, by telephone at 1-866-641-4276, or by notifying our Corporate Secretary, in writing, at Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021.

        The board of directors ("Board") of Collegium Pharmaceutical, Inc. ("Company," "we," "us," or "our") is soliciting the enclosed proxy for use at its 2016 annual meeting of shareholders (the "2016 Annual Meeting") to be held at the offices of Pepper Hamilton LLP, 19th Floor, High Street Tower, 125 High Street, Boston, MA 02110, on June 9, 2016 at 12:00 p.m. (Eastern Time).

        On April 29, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement and the 2015 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

EXPLANATORY NOTE

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 as amended (the "Exchange Act"). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion; (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period; and (iv) December 31, 2020.

 FREQUENTLY ASKED QUESTIONS

        The following questions and answers present important information pertaining to the 2016 Annual Meeting:

Q:
Why are we holding the 2016 Annual Meeting?

A:
As a matter of good corporate practice, and in compliance with applicable corporate law and the Marketplace Rules (the "NASDAQ Listing Rules") of The NASDAQ Stock Market, LLC ("NASDAQ"), we hold a meeting of shareholders annually. This year's meeting will be held on June 9, 2016. There will be at least two items of business that must be voted on by our shareholders at the 2016 Annual Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2016 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we may furnish proxy materials, including this proxy statement and our 2015 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which is being mailed to our shareholders on or about April 29, 2016, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:
Who is entitled to vote?

A:
Only shareholders of record as of the close of business on April 20, 2016 (the "Record Date") will be entitled to notice of, and to vote at, the 2016 Annual Meeting. Beginning two days after notice of our 2016 Annual Meeting is given, a list of shareholders eligible to vote at the 2016 Annual Meeting will be available for inspection at our principal office at any time up to the 2016 Annual Meeting. If you would like to inspect the list, please call our Corporate Secretary at (781) 713-3699 to arrange a visit to our office.

Q:
How many shares of common stock can vote?

A:
There were 23,511,615 shares of common stock issued and outstanding as of the close of business on the Record Date. Each shareholder entitled to vote at the 2016 Annual Meeting may cast one vote for each share of common stock owned by him, her or it which has voting power upon each matter considered at the 2016 Annual Meeting.

Q:
What may I vote on?

A:
You may vote on the following matters:

1.
the election of (i) three directors to serve as Class I directors for a three-year term and (ii) one director to serve as a Class III director for a two-year term;

2.
the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

  3.
  any other business that may properly come before the 2016 Annual Meeting and any adjournment or postponement thereof.

Q:
Will any other business be presented for action by shareholders at the 2016 Annual Meeting?

A:
Management knows of no business that will be presented at the 2016 Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the 2016 Annual Meeting, the persons named as proxies in the proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:
How does the Board recommend that I vote on each of the proposals?

A:
Our Board recommends a vote "FOR" the director nominees (Proposal 1), and "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2).

Q:
How do I vote my shares?

A:
The answer depends on whether you own your shares of common stock directly (that is, you hold shares that show your name as the registered shareholder) or if your shares are held in a brokerage account or by another nominee holder.

  If you own your shares directly (i.e., you are a "registered shareholder"): your proxy is being solicited directly by us, and you can vote by mail, telephone or Internet, or you can vote in person if you attend the 2016 Annual Meeting.

  If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares "FOR" the director nominees, "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the 2016 Annual Meeting. Unsigned proxy cards will not be counted.

  If you wish to vote by telephone or over the Internet, you will find instructions on the proxy card that you should follow. There may be costs associated with telephonic or electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder. The telephone and Internet voting procedures are designed to authenticate a shareholder's identity to allow a shareholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting by telephone or over the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

  If you wish to vote in person at the meeting, written ballots will be passed out to anyone who wants to vote at the meeting.

  If you hold your shares through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also "Will my shares be voted if I do not return my proxy?" below.

  If you wish to vote in person at the meeting, written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the 2016 Annual Meeting unless you obtain a "legal proxy" from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the 2016 Annual Meeting.

Q:
What is a proxy?

A:
A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Michael T. Heffernan, our President and Chief Executive Officer, and Paul Brannelly, our Executive Vice President and Chief Financial Officer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the 2016 Annual Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be counted towards a quorum and voted.

Q:
Will my shares be voted if I do not return my proxy?

A:
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy by mail or by ballot at the 2016 Annual Meeting.

  If your shares are held in "street name," your brokerage firm may under certain circumstances vote your shares if you do not timely return your voting instructions. Brokers can vote their customers' unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

  Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be treated as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name. We encourage you to timely provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the 2016 Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them.

Q:
What if I want to change my vote or revoke my proxy?

A:
If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2016 Annual Meeting. To do so, you must do one of the following:

1.
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on June 8, 2016.

2.
Sign a new proxy and submit it by mail to Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021, Attention: Proxy Tabulation, who must receive the proxy card no later than June 8, 2016. Only your latest dated proxy will be counted.

  3.
  Attend the 2016 Annual Meeting and vote in person as instructed above. Attending the 2016 Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

  4.
  Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

  If your shares are held in "street name," you should contact your broker, bank or nominee for information on how to change your voting instructions. You may also vote in person at the 2016 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a "legal proxy" from your broker, bank or nominee as described in the answer to the question "How do I vote my shares?" above.

Q:
What is a quorum?

A:
The holders of a majority of the 23,511,615 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2016 Annual Meeting. If you choose to have your shares represented by proxy at the 2016 Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance or represented by proxy at the 2016 Annual Meeting, the shareholders present by attendance at the meeting or by proxy may adjourn the 2016 Annual Meeting until a quorum is present.

Q:
What vote is required to approve each matter and how are votes counted?

A:
Proposal 1—Election of Directors

  The four nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in "street name" and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in "street name" by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such "broker non-votes" will have no effect on the voting on Proposal 1. You may:

  1.
  vote FOR all four director nominees;

  2.
  vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or

  3.
  WITHHOLD your vote from all nominees.

  Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm

  To approve Proposal 2, the votes cast FOR the ratification must exceed the votes cast AGAINST the ratification. Proposal 2 is considered a discretionary matter. If your shares are held by your brokerage firm in "street name" and you do not timely provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

  Although shareholder approval of our audit committee's selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 is not required, we believe that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the 2016 Annual Meeting, the audit committee will reconsider its selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Q:
What if additional proposals are presented at the 2016 Annual Meeting?

A:
We do not intend to bring any other matter for a vote at the 2016 Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the 2016 Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:
Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:
Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for their service as described later in this Proxy Statement under the heading "Proposal 1: Election of Directors—Corporate Governance—Compensation of Non-Employee Directors."

Q:
How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:
Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 37.93% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the director nominees set forth in this proxy statement, and in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Q:
Who will count the votes?

A:
Our inspector of elections, Computershare Trust Company, N.A., will count the votes cast by proxy. Our Corporate Secretary will count the votes cast in person at the 2016 Annual Meeting and will serve as the inspector of election.

Q:
Who can attend the 2016 Annual Meeting?

A:
All shareholders are invited to attend the 2016 Annual Meeting.

Q:
Are there any expenses associated with collecting the shareholder votes?

A:
We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes from shareholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:
Where can you find the voting results?

A:
Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2016 Annual Meeting.

Q:
Who is our Independent Registered Public Accounting Firm, and will they be represented at the 2016 Annual Meeting?

A:
Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2015 and audited our financial statements for such fiscal year as of December 31, 2015. Deloitte & Touche LLP has been selected by the audit committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2016. We expect that one or more representatives of Deloitte & Touche LLP will be present at the 2016 Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the 2016 Annual Meeting.

Q:
How do I obtain an Annual Report on Form 10-K?

A:
If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 that we filed with the SEC, we will send you one without charge. Please write to:

Collegium Pharmaceutical, Inc.
780 Dedham Street, Suite 800
Canton, MA 02021
Attn: Investor Relations

  All of our SEC filings are also available free of charge under the heading "SEC Filings" in the "Investors" section of our website at www.collegiumpharma.com.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Our Board is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires and hold office until their death, resignation or removal or their successors are duly elected and qualified. In accordance with our articles of incorporation and bylaws, our directors may fill existing vacancies on our Board (including vacancies resulting from an increase in the number of directors) by appointment. Pursuant to the Virginia Stock Corporation Act, the term of office of a director elected by our Board to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Once the appointed director receives the requisite shareholder vote at the annual meeting, he or she will serve for the remainder of the full term of that class and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

        Our Board currently consists of eight directors, divided into the following three classes:

  •
  The Class I directors are John G. Freund, M.D., Patrick Heron and David Hirsch, M.D., Ph.D., and their terms will expire at the 2016 Annual Meeting;

  •
  The Class II directors are Eran Nadav, Ph.D. and Gino Santini, and their terms will expire at the 2017 annual meeting of shareholders; and

  •
  The Class III directors are Michael T. Heffernan, R.Ph., Garen G. Bohlin and Theodore R. Schroeder, and, with the exception of Mr. Schroeder who will stand for election at the 2016 Annual Meeting, their terms will expire at the 2018 annual meeting of shareholders.

        Two of our Class I directors, John G. Freund, M.D. and David Hirsch, M.D., Ph.D., have been nominated to serve as Class I directors and have agreed to stand for election. In addition, John A. Fallon, M.D. has been nominated to serve as a Class I director and has agreed to stand for election at the 2016 Annual Meeting. Patrick Heron, who is currently a Class I director, will not stand for re-election at the 2016 Annual Meeting. If the nominees for Class I directors are elected at the 2016 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified.

        Theodore R. Schroeder, who was appointed by our Board on January 22, 2016 to fill a vacancy resulting from an increase in the number of directors, has been nominated to serve as a Class III director and has agreed to stand for election. If Mr. Schroeder is elected at the 2016 Annual Meeting, he will serve for the remaining two years of the three-year term of office of a Class III director that will expire at the 2018 annual meeting of shareholders and until his successor is duly elected and qualified.

        Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no contrary indication is made, proxies are to be voted "FOR" Messr. Schroeder and Drs. Fallon, Freund and Hirsch, or, in the event that any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Recommendation of our Board

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE (I) FOR THE ELECTION OF DRS. FALLON, FREUND AND HIRSCH AS CLASS I DIRECTORS AND (II) FOR THE ELECTION OF MR. SCHROEDER AS A CLASS III DIRECTOR, IN EACH CASE, AT THE 2016 ANNUAL MEETING.

 Nominees for Election to the Board

Nominee	Age	Position
John A. Fallon, M.D.	68	Director
John G. Freund, M.D.	62	Director
David Hirsch, M.D., Ph.D.	45	Director
Theodore R. Schroeder	60	Director

Nominees for Election to the Board for a Three-Year Term Expiring at the 2019 Annual Meeting of Shareholders

        John A. Fallon, M.D.    Dr. Fallon served as Senior Vice President and Chief Physician Executive at Blue Cross Blue Shield of Massachusetts ("BCBS") from 2004 through 2015. Prior to his role at BCBS, Dr. Fallon served as Chief Executive Officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was Chairman of the physician network. Dr. Fallon was also the CEO of Charter Professional Services Corporation and the founder and CEO of North Shore Health System, a large physician-hospital organization in Massachusetts. He serves as the lead independent director on the board of directors of Insulet Corporation (NASDAQ: PODD), a medical devices company, and as a member of the boards of directors of Exact Sciences Corporation (NASDAQ: EXAS), a molecular diagnostics company and AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG), a specialty pharmaceutical company. Dr. Fallon is Chairman of the board of directors of NEHI (Network for Excellence in Health Innovation). In the past, he also served as a member of several not-for-profit boards, including: Alliance for Healthcare Improvement, Massachusetts Health Quality Partners, Massachusetts E-Health Collaborative and Neighborhood Health Plan. He also co-chaired, with the Massachusetts Secretary of Health and Human Services, the Massachusetts Patient Centered Medical Home Initiative. Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, and is Board Certified in Internal Medicine. He received a BA from the College of the Holy Cross, an MBA from the University of South Florida and a Doctor of Medicine from Tufts University School of Medicine.

        We believe that Dr. Fallon's perspective and experience as an executive and board member in the life sciences industry, as well as his strong medical and scientific background, provide him with the qualifications and skills to serve as a director.

        John G. Freund, M.D., Director.    Dr. Freund has served as a member of our Board since February 2014. Dr. Freund founded Skyline Ventures ("Skyline") in 1997 and has served as Managing Director at Skyline since its founding. Prior to joining Skyline, Dr. Freund served as Managing Director in the private equity group of Chancellor Capital Management, LLC. In 1995, Dr. Freund co-founded Intuitive Surgical, Inc. and served on its board of directors until 2000. From 1988 to 1994, Dr. Freund served in various positions at Acuson Corporation ("Acuson"), most recently as Executive Vice President. Prior to joining Acuson, Dr. Freund was a General Partner of Morgan Stanley Venture Partners from 1987 to 1988. From 1982 to 1988, Dr. Freund worked at Morgan Stanley & Co., where he co-founded the Healthcare Group in the Corporate Finance Department in 1983.

        Dr. Freund currently serves on the board of directors of XenoPort, Inc. (NASDAQ: XNPT) (1999 to Present), where he is currently Chairman, Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH) (2012 to Present) and Proteon Therapeutics, Inc. (NASDAQ: PRTO) (2014 to Present). Dr. Freund also serves on the board of directors of six U.S. registered investment funds managed by The Capital Group Companies. He previously served on the board of directors of several publicly traded companies, including Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) (2014 to 2015), MAP Pharmaceuticals, Inc. (NASDAQ: MAPP) (2004 to 2011), and MAKO Surgical Corp. (NASDAQ: MAKO) (2008 to 2013). Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative.

Dr. Freund graduated from Harvard College with a B.A. in History in 1975, received an M.D. from Harvard Medical School in 1980 and an M.B.A. from Harvard Business School in 1982.

        We believe that Dr. Freund's extensive finance and investment experience, his experience as an executive, and his service on the board of directors of numerous public and privately held companies in our industry provide him with the qualifications and skills to serve as a director.

        David Hirsch, M.D., Ph.D., Director.    Dr. Hirsch has served as a member of our Board since February 2012. Since 2007, Dr. Hirsch has served as a Founder and Managing Director at Longitude Capital Management Co., LLC ("Longitude"), where he focuses on investments in biotechnology. From 2005 to 2006, Dr. Hirsch was Vice President of Pequot Capital Management ("Pequot"), where he worked in the life sciences practice. Prior to Pequot, Dr. Hirsch was an Engagement Manager in the pharmaceutical practice of McKinsey & Co. While at McKinsey & Co., he worked with many large pharmaceutical companies across a range of projects including clinical and commercial strategies, M&A evaluations, portfolio prioritization and managed care strategy.

        Dr. Hirsch currently serves on the board of directors of Rapid Micro Biosystems, Inc. and previously served on the board of directors of Civitas Therapeutics, Inc. and Precision Therapeutics, Inc. Dr. Hirsch graduated from Johns Hopkins University with a B.S. in Biology in 1991 and, in 2001, received an M.D. from Harvard Medical School as well as a Ph.D. in Biology from Massachusetts Institute of Technology.

        We believe that Dr. Hirsch's perspective and experience as an investor and board member in the life sciences industry, as well as his strong medical and scientific background, provide him with the qualifications and skills to serve as a director.

Nominee for Election to the Board for a Two-Year Term Expiring at the 2018 Annual Meeting of Shareholders

        Theodore R. Schroeder, Director.    Mr. Schroeder has served as a member of our Board since January 2016. Mr. Schroeder currently serves as President, Chief Executive Officer and as a member of the board of directors of Zavante Therapeutics, Inc., a private biopharmaceutical company that he co-founded. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a formerly public pharmaceutical company, and served as its President and Chief Executive Officer, and as a member of the board of directors, from May 2004 until its acquisition in May 2014 by Mallinckrodt Pharmaceuticals, Inc. From August 2002 to February 2004, Mr. Schroeder served as Senior Vice President, North American Sales and Marketing, of Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company, and from February 2001 to August 2002, as General Manager of the Hospital Products Business Unit. From May 1999 until its acquisition by Elan Pharmaceuticals, Inc. in November 2000, Mr. Schroeder served as Senior Director of Marketing Hospital Products at Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company. Prior to joining Dura Pharmaceuticals, Inc., Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company. Mr. Schroeder currently serves on the board of directors of Cidara Therapeutics, Inc. (NASDAQ: CDTX) (2014 to Present) and Otonomy Inc. (NASDAQ: OTIC) (August 2015 to Present). From August 2011 until its acquisition by Horizon Pharma, Inc. in May 2015, Mr. Schroeder served on the board of directors of Hyperion Therapeutics, Inc., a formerly public company focused on treating ultra-rare diseases. From December 2009 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013, he served on the board of directors of Trius Therapeutics, Inc., a formerly public biopharmaceutical company. From June 2010 until its acquisition by the Medicines Company in January 2013, Mr. Schroeder served on the board of directors of Incline Therapeutics, a formerly private biopharmaceutical company focused in the acute pain space. Mr. Schroeder also currently serves on the board of directors of Biocom, a regional life science trade association, where he is Chairman and a member of the executive committee. Mr. Schroeder received a B.S. in management from Rutgers University.

        We believe that Mr. Schroeder's extensive knowledge of operations, marketing, sales and general management of a life sciences company and his valuable experience in corporate governance, acquisitions, strategic planning and leadership development provide him with the qualifications and skills to serve as a director.

Members of our Board Continuing in Office

Terms Expiring at the
2017 Annual Meeting of Shareholders (Class II)

Name	Age	Position
Eran Nadav, Ph.D.	46	Director
Gino Santini	59	Director

        Eran Nadav, Ph.D., Director.    Dr. Nadav has served as a member of our Board since March 2015. Dr. Nadav is a Partner and Managing Director at TPG Biotech, the life science venture investment arm of TPG, a global private investment firm. Dr. Nadav joined TPG in 2007 with a focus on global pharmaceuticals and biotechnology investments. Dr. Nadav has leadership experience in private and public companies in the healthcare sector. Dr. Nadav is currently serving as Chairman of the Board of Trevi Therapeutics, Inc. and as a board member of ShangPharma Corporation (a China-based CRO) and NovaSom, Inc. Dr. Nadav served as the lead investor and Chairman of the Board of Ultragenyx Pharmaceutical, Inc. (NASDAQ: RARE) from January 2012 to June 2015. He served on the board of directors of MacroGenics, Inc. (NASDAQ: MGNX) from June 2013 to June 2014, and the board of directors of Eden Springs Ltd., a European provider of drinking water solutions for the workplace, from July 2010 until August 2011.

        Prior to TPG, Dr. Nadav served as Business Development Director at Eisai, a pharmaceutical company, from September 2003 to August 2007. He previously worked at Johnson & Johnson Development Corporation, the venture capital arm of Johnson & Johnson, from November 1999 until July 2002.

        Dr. Nadav received a B.Sc. magna cum laude in Life Sciences, an M.Sc. magna cum laude and Ph.D. in Biochemistry, as well as an M.B.A., from Tel Aviv University.

        We believe that Dr. Nadav's experience in the venture capital industry and his years of experience in the biopharma business provide him with the qualifications and skills to serve as a director.

        Gino Santini, Director.    Mr. Santini has served as a member of our Board since July 2012 and has served as our lead independent director since May 2015. Since December 2010, Mr. Santini has been a senior advisor providing financing and business consulting services to venture capital, pharmaceutical and biotechnology companies. Previously, Mr. Santini held various positions at Eli Lilly and Company ("Lilly") from 1983 until his retirement from Lilly in December 2010, most recently as Senior Vice President of Corporate Strategy and Business Development, a position he held since 2007. Mr. Santini also served as a member of Lilly's Executive Committee from January 2004 to his retirement and as President of U.S. Operations. He joined Eli Lilly and Company in 1983 as a financial planning associate in Italy.

        Mr. Santini currently serves as chairman of the board of directors of AMAG Pharmaceuticals Inc. (NASDAQ: AMAG) (2012 to Present), and as a member of the board of directors of Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (November 2015 to Present), Horizon Pharma plc (NASDAQ: HZNP) (2012 to Present) and Vitae Pharmaceuticals, Inc. (NASDAQ GS: VTAE) (2014 to Present), as

well as several privately held companies. Previously, Mr. Santini served on the board of directors of Sorin S.p.A., a company traded on the Italian Stock Exchange (2012 to 2015). He graduated from the University of Bologna, Italy with a B.S. in Mechanical Engineering in 1981 and received an M.B.A. from the Simon School of Business at the University of Rochester in 1983.

        We believe that Mr. Santini's perspective and experience as a senior executive at Lilly, as well as his extensive domestic and international commercial, corporate strategy, business development and transaction experience, provide him with the qualifications and skills to serve as a director.

Terms Expiring at the
2018 Annual Meeting of Shareholders (Class III)

Name	Age	Position
Michael T. Heffernan, R.Ph.	51	Chairman, President and Chief Executive Officer
Garen G. Bohlin	68	Director

        Michael T. Heffernan, R.Ph., Chairman, President and Chief Executive Officer.    Mr. Heffernan has served as our President and Chief Executive Officer and as a member of our Board since October 2003. Mr. Heffernan has over twenty-five years of experience in the pharmaceutical and related healthcare industries. He was previously the Founder, President and Chief Executive Officer of Onset Therapeutics, LLC, a dermatology-focused company that developed and commercialized products for the treatment of skin-related illnesses and was responsible for the spin-off of the business from the Company to create PreCision Dermatology, Inc. Mr. Heffernan has held prior positions as Co-Founder, President and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., or PhyMatrix, and as President and Chief Executive Officer of PhyMatrix. Mr. Heffernan started his career at Lilly, where he served in numerous sales and marketing roles. Since March 2015, Mr. Heffernan has served on the board of directors of Veloxis Pharmaceuticals A/S (CPH: VELO), and he currently serves as its Chairman. Mr. Heffernan previously served on the board of directors of Ocata Therapeutics, Inc. (NASDAQ: OCAT), Cornerstone Therapeutics Inc. (now known as Chiesi USA, Inc.) (NASDAQ: CRTX) and two privately held companies. Mr. Heffernan graduated from the University of Connecticut with a B.S. in Pharmacy in 1987 and is a Registered Pharmacist.

        We believe that Mr. Heffernan's perspective and experience as a senior executive in the pharmaceutical industry, as well as the depth of his operations and board experience, provide him with the qualifications and skills to serve as a director.

        Garen G. Bohlin, Director.    Mr. Bohlin has served as a member of our Board since January 2015. Mr. Bohlin had almost thirty years' experience serving in executive roles at several biotechnology companies, including Constellation Pharmaceuticals, Inc., where he served as an Executive Vice President from January 2010 to his retirement in May 2012. Prior to that, Mr. Bohlin served as Chief Operating Officer at Sirtris Pharmaceuticals, Inc. ("Sirtris"), which was acquired by GlaxoSmithKline plc. Prior to joining Sirtris, Mr. Bohlin served as President and Chief Executive Officer of Syntonix Pharmaceuticals, Inc. ("Syntonix"), which was acquired by Biogen Idec. Prior to Syntonix, Mr. Bohlin spent 14 years in executive management at Genetics Institute, Inc. ("Genetics Institute"), which was acquired by Wyeth. Prior to Mr. Bohlin's tenure at Genetics Institute, he was a partner at Arthur Andersen & Co., where he spent 13 years.

        Since his retirement, Mr. Bohlin has served on the boards of directors of several companies. Mr. Bohlin currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc. (NASDAQ: TTPH) (2010 to Present), Karyopharm Therapeutics, Inc. (NASDAQ GS: KPTI) (2013 to Present), and Proteon Therapeutics, Inc. (NASDAQ: PRTO) (2014 to Present). Previously, he served on the board of directors of Acusphere, Inc. (OTC: ACUS) (2005 to 2015) and four other publicly traded or privately held biotechnology companies. Mr. Bohlin graduated from the University of Illinois with a B.S. in Accounting and Finance in 1970.

        We believe that Mr. Bohlin's perspective and experience as a senior executive in our industry, as well as his board and audit committee experience with publicly traded and privately held biotechnology companies, provide him with the qualifications and skills to serve as a director.

 CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Ethics, which applies to all of our officers, directors and employees, Corporate Governance Guidelines and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Ethics and Corporate Governance Guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.collegiumpharma.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Ethics that are required to be disclosed by law or NASDAQ Listing Rules. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021, Attn: Investor Relations.

Director Independence

        The NASDAQ Listing Rules require a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

        Our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Mr. Heffernan, is an "independent director" as defined under the NASDAQ Listing Rules. Our Board also determined that Mr. Bohlin and Drs. Freund and Nadav, who comprise our audit committee, Messrs. Heron and Santini and Dr. Hirsch, who comprise our compensation committee, and Messrs. Bohlin and Santini, who are members of our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making the independence determinations set forth above, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure and Role in Risk Oversight

        Mr. Heffernan serves as Chairman of our Board in addition to his role as Chief Executive Officer. In May 2015, our Board appointed Mr. Santini as lead independent director. As lead independent director, Mr. Santini is responsible for, among other things:

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  advising the Chairman of our Board and of the committees of our Board as to the information needs, agenda, schedule and budgeting of time for meetings;

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  collaborating with the Chairman of our Board on evaluating and improving the effectiveness of our Board;

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  offering counsel to individual directors on the performance of their duties;

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  leading executive sessions of our Board's independent directors; and

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  serving as principal liaison between the non-employee directors and the Chairman of our Board on significant or sensitive issues.

        We combine the Chairman and Chief Executive Officer positions because we believe that, at this critical juncture in our development, Mr. Heffernan is best suited to oversee the development and implementation of our strategic vision, including our planned transition from a development stage company into a commercial pharmaceutical organization. Mr. Heffernan's tenure as Chairman also reflects our Board's confidence in his leadership and vision for us and recognizes his accomplishments. We believe that by creating a lead independent director position held by Mr. Santini, we have designed a governance structure that best advances our objectives while maintaining proper checks and balances on senior management, and providing the independent members of our Board with open and transparent communication regarding our strategic planning activities.

        One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including adopting guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Meetings

        During the year ended December 31, 2015, our Board held a total of six (6) meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

Board Committees

        Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our Board and is available on our website, www.collegiumpharma.com, under the "Investor Relations" section. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

Audit Committee

        Our audit committee consists of Mr. Bohlin and Drs. Freund and Nadav, and is chaired by Mr. Bohlin. Our audit committee met five (5) times in 2015. The primary purpose of our audit committee is to assist our Board in the oversight of our accounting and financial reporting processes, the audit and integrity of our financial statements, and the qualifications and independence of our independent auditor and to prepare any reports required of the audit committee under the rules of the SEC. The audit committee has the following responsibilities, among other things:

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  hiring our independent registered public accounting firm and pre-approving the audit, audit related and permitted non-audit and tax services to be performed by our independent registered public accounting firm;

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  reviewing and approving the planned scope of the annual audit and the results of the annual audit;

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  reviewing the significant accounting and reporting principles to understand their impact on our financial statements;

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  reviewing quarterly with management its assessment of the effectiveness and adequacy of our internal control structure and procedures for financial reporting and reviewing annually with our independent registered public accounting firm the attestation to and report on the assessment made by management;

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  reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

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  establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

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  periodically reviewing and recommending appropriate changes to our Code of Ethics;

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  reviewing and approving related-party transactions; and

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  reviewing and evaluating, at least annually, our audit committee's charter.

        Our audit committee reviews related-party transactions for potential conflicts of interests or other improprieties in accordance with our related party transactions policy. See "Certain Relationships and Related Party Transactions—Policies and Procedures for Transactions with Related Persons."

        The financial literacy requirements of the SEC require that each member of our audit committee be able to read and understand fundamental financial statements. In addition, our Board has determined that Mr. Bohlin qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and has financial sophistication in accordance with the NASDAQ Listing Rules.

        Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

        Our compensation committee consists of Messrs. Heron and Santini and Dr. Hirsch, and is chaired by Dr. Hirsch. Our compensation committee met six (6) times in 2015. The primary purpose of our compensation committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with the strategy of our company, competitive practice, sound corporate governance principles and shareholder interests. In carrying out these responsibilities, this committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs. The functions of our compensation committee include, among other things:

  •
  reviewing and approving the corporate goals and objectives relevant to executive compensation, evaluating performance in light of those goals and objectives and setting the compensation for our executive officers;

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  reviewing and recommending the terms of employment agreements and other employment-related arrangements with our executive officers;

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  reviewing and approving our compensation strategy for our employees;

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  overseeing and periodically reviewing the operation of all of our employee benefit plans;

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  reviewing and recommending to our Board the compensation of our directors;

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  administering our equity incentive plans and benefit plans and approving the grant of equity awards to our employees and directors under these plans;

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  when required, reviewing and discussing with management our Compensation Discussion and Analysis and recommending to our full Board its inclusion in our periodic reports and proxy statement to be filed with the SEC;

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  when required, preparing the report of the compensation committee to be included in our annual proxy statement;

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  engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

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  reviewing and evaluating, at least annually, our compensation committee's charter.

        The agenda for each meeting of the compensation committee is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or employee. Our Chief Executive Officer provides recommendations to our compensation committee with respect to executive and employee compensation, other than his own compensation, including with regard to individual performance levels. The compensation committee often takes into consideration Mr. Heffernan's input in granting annual bonuses or equity awards and setting compensation levels.

        The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        The Compensation Committee engaged Radford, an independent compensation consultant, during the fiscal year ended December 31, 2015 to provide comparative data on executive and non-employee director compensation practices in our industry and to advise on our executive, non-executive and non-employee director compensation and equity plan programs generally. The company pays the cost for Radford's services. However, the compensation committee retains the sole authority to direct, terminate or engage Radford's services. Compensation for all services provided by Radford did not exceed $120,000 during the fiscal year ended December 31, 2015.

        The compensation committee is responsible for making determinations, or making recommendations to our Board, regarding compensation of executive officers, making changes to pre-approved salary ranges, salary increases, equity awards, incentive payments and pre-approved equity ranges for new hires and making material changes to benefits offered to our employees. In addition, the compensation committee makes recommendations to our Board regarding the compensation of directors and the initiation of offerings under our 2015 Employee Stock Purchase Plan. The compensation committee also administers our equity-based plans and determines whether to approve smaller increases in the number of shares reserved under our Amended and Restated 2014 Stock Incentive Plan and 2015 Employee Stock Purchase Plan than those that automatically occur each year pursuant to the "evergreen" provisions of such plans.

        Under our articles of incorporation, the compensation committee may form and delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with our articles of incorporation, bylaws and applicable laws and rules of markets in which our securities then trade. During the fiscal year ended December 31, 2015, the compensation committee delegated the authority (i) to amend our 401(k) Retirement Plan (the "401(k) Plan") to the Chief Executive Officer and Chief Financial Officer and (ii) to enter into employment agreements with all employees other than employees that directly report to the Chief Executive Officer and/or are executive officers, to the Chief Executive Officer.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Messrs. Bohlin, Heffernan and Santini, and is chaired by Mr. Santini. Our nominating and corporate governance committee met two (2) times in 2015. The primary purpose of our nominating and corporate governance committee is to assist our Board by identifying individuals qualified to become members of our Board, recommending a slate of nominees to be proposed by our Board to shareholders for election to our Board, developing and recommending corporate governance principles and guidelines of our company and monitoring compliance therewith and to recommend directors to serve on the committees of our Board. The functions of our nominating and corporate governance committee include, among other things:

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  assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our Board;

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  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;

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  reviewing independence of our Board;

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  evaluating and making recommendations as to the size and composition of the Board;

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  recommending members for each board committee of our Board;

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  determining qualifications for service on our board;

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  reviewing and recommending to our board any changes to our corporate governance principles and guidelines;

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  reviewing the adequacy of our articles of incorporation and bylaws and recommending to our Board, as conditions dictate, amendments for consideration by our shareholders; and

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  periodically reviewing and evaluating, at least annually, our nominating and corporate governance committee's charter.

        We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ Listing Rules and SEC rules and regulations. Our Board has determined that Messrs. Bohlin and Santini are independent as independence is currently defined in applicable NASDAQ Listing Rules. Although the Board determined that Mr. Heffernan does not satisfy the independence standards, we are permitted to phase in our compliance with the independent nominating and corporate governance committee requirements as follows: (i) one independent member at the time of listing, (ii) a majority of independent members within 90 days of listing and (iii) all independent members within one year of listing. Prior to May 7, 2016, which is the date that is one year after our listing on The NASDAQ Global Select Market, we expect that Mr. Heffernan will resign from the nominating and corporate governance committee, and this committee will be comprised solely of the independent directors pursuant to the NASDAQ Listing Rules.

Compensation Committee Interlocks and Insider Participation

        Dr. Hirsch and Messrs. Heron and Santini served as members of our compensation committee during the fiscal year ended December 31, 2015. Mr. Heron and Dr. Hirsch each have relationships with us that require disclosure under Item 404 of Regulation S-K under the Exchange Act. See "Certain Relationships and Related Party Transactions" for more information.

        No member of our compensation committee is or has ever been an executive officer or employee of ours. In addition, none of our executive officers currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or compensation committee.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

        Our Board has adopted a Code of Ethics applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.collegiumpharma.com. Our Board is responsible for overseeing compliance with the Code of Ethics, and our Board or an appropriate committee thereof must approve any waivers of the Code of Ethics for employees, executive officers or directors. Disclosure regarding any amendments to the Code of Ethics, or any waivers of its requirements, will be made on our website.

Director Nomination Process

Identification and Evaluation of Nominees for Directors

        Our nominating and corporate governance committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to our Board's ability to work as a collective body, while providing us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, our nominating and corporate governance committee recommends to our Board the re-nomination of incumbent directors for election who continue to satisfy our nominating and corporate governance committee's criteria for membership on our Board, whom our nominating and corporate governance committee believes continue to make important contributions to our Board and who consent to continue their service on our Board. Consistent with this policy, in considering candidates for election at our annual meeting of shareholders, the nominating and corporate governance committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who consent to continue their service on our Board. If our nominating and corporate governance committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of our Board as a whole, why in our nominating and corporate governance committee's view the incumbent should not be re-nominated, the nominating and corporate governance will, absent special circumstances, propose the incumbent director for nomination by our Board for re-election at our annual meeting of shareholders.

        If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria above. The committee may, in its sole discretion, solicit recommendations for nominees from persons that the nominating and corporate governance believes are likely to be familiar with qualified candidates. These persons may include members of our Board, including members of the nominating and corporate governance, and our management team. The nominating and corporate governance may, in its sole discretion, determine to engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the nominating and corporate governance will set its fees and scope of engagement. The nominating and corporate governance may, in its sole discretion, solicit the views of the Chief Executive Officer, other members of our senior management and other members of our Board regarding the qualifications and suitability of candidates to be nominated as directors. The nominating and corporate governance may, in its sole discretion, designate one or more of its members (or the entire nominating and corporate governance) to interview any proposed candidate. Based on all available information and relevant considerations, the nominating and corporate governance will select a candidate who, in the view of the committee, is most suited for membership on our Board. To date, except as described below in connection with Dr. Fallon, the nominating and corporate governance committee has not utilized professional search firms to identify candidates to serve on our Board. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

        The nominating and corporate governance committee engaged a professional search firm to identify potential candidates for director with experience as an executive and board member in the life sciences industry and a strong medical and scientific background. In late 2015 and early 2016, after reviewing the candidates suggested by the search firm, the nominating and corporate governance committee recommended, and the Board approved, the nomination of Dr. Fallon for election to the Board at the 2016 Annual Meeting. Dr. Fallon's qualifications and areas of expertise are described under the heading "Proposal 1: Election of Directors—Nominees for Election to the Board—Nominees for Election to the Board for a Three-Year Term Expiring at the 2019 Annual Meeting of Shareholders" above.

        We have not received director candidate recommendations from our shareholders. We do, however, have a formal policy regarding consideration of such recommendations. In making its selection of director nominees, the nominating and corporate governance will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates and in accordance with our bylaws and as is otherwise required pursuant to the Exchange Act. However, the nominating and corporate governance may consider, as one of the factors in its evaluation of shareholder-recommended nominees, the size and duration of the ownership by the recommending shareholder or shareholder group in our capital stock. The nominating and corporate governance may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

        Under our bylaws, shareholders wishing to suggest a candidate for director must write to our Corporate Secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2017 annual meeting, the recommendation must be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled "Shareholder Proposals and Director Nominations for 2017 Annual Meeting of Shareholders." Such submissions must state the nominee's name and address, together with appropriate biographical information and background materials, and information with respect to the shareholder or group of shareholders making the recommendation, including the number of shares of common stock owned by such shareholder or group of shareholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee.

Director Qualifications

        The nominating and corporate governance committee has adopted guidelines and procedures for identifying and evaluating candidates for director that provide for a fixed set of specific minimum qualifications for its candidates for membership on our Board. At a minimum, each director is expected to:

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  understand our business and relevant industries in general;

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  regularly attend meetings of our Board and of any committees on which the director serves;

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  review in a timely fashion and understand materials circulated to our Board regarding us or our industry;

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  participate in meetings and decision-making processes in an objective and constructive manner; and

  •
  be reasonably available, upon request, to advise our officers and management.

        The nominating and corporate governance committee will also consider factors such as the likelihood that he or she will be able to serve on our Board for a sustained period, global experience, experience as a director of a public company and knowledge of relevant industries. Due consideration will be given to our Board's overall balance of diversity of perspectives, backgrounds and experiences. The nominating and corporate governance further believes it is appropriate for at least one member of our Board to meet the criteria for an "audit committee financial expert" as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the NASDAQ Listing Rules. The nominating and corporate governance committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board. Our directors' performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

        In evaluating director nominees, the nominating and corporate governance committee will consider, among other things, the following factors:

  •
  the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in our proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

  •
  if the candidate satisfies certain minimum qualifications and other criteria that we have set for membership on our Board;

  •
  if the candidate possesses any of the specific qualities or skills that under the nominating and corporate governance policies must be possessed by one or more members of our Board;

  •
  the contribution that the candidate can be expected to make to the overall functioning of our Board;

  •
  the extent to which the membership of the candidate on our Board will promote diversity among the directors; and

  •
  other factors such as independence under applicable NASDAQ Listing Rules, relationships with our shareholders, competitors, customers, suppliers or other persons with a relationship to the Company.

        The nominating and corporate governance committee's goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee is of the view that the composition of our Board, as a whole, should reflect a mix of skills and expertise that are appropriate for our company given our circumstances and that, collectively, enables our Board to perform its oversight function effectively. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Director Attendance at Annual Meetings

        Our Board has a policy of encouraging director attendance at our annual meetings of shareholders, but attendance is not mandatory. Our Board and management team encourage all of our directors to attend the 2016 Annual Meeting.

Shareholder Communications with our Board

        Shareholders seeking to communicate with our Board must submit their written comments to our Corporate Secretary, Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021. The Corporate Secretary will forward such communications to each member of our Board, except in cases where, in the opinion of our Corporate Secretary it would be inappropriate to send a particular shareholder communication to a specific director, in which cases such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Compensation of Non-Employee Directors

        On August 4, 2015, our Board approved a non-employee director compensation policy, which established the following compensation guidelines:

  •
  each non-employee director will receive an annual retainer of $40,000;

  •
  upon joining the Board, each non-employee director will receive an initial grant of options to purchase 15,000 shares of common stock, which will vest over a four-year period with 25% of the grant vesting on the one-year anniversary of the grant date and the remainder vesting ratably each month thereafter in equal installments over a three-year period, subject to continued service as a director;

  •
  each non-employee director will be granted options to purchase 8,700 shares of common stock at each annual meeting of shareholders, which will vest in full on the one-year anniversary of the grant date, subject to continued service as a director;

  •
  each non-employee director who serves as chairperson of a committee of the board will receive additional compensation as follows:

  •
  the chairperson of the audit committee will receive an annual retainer of $15,000;

  •
  the chairperson of the compensation committee will receive an annual retainer of $10,000; and

  •
  the chairperson of the nominating and corporate governance committee will receive an annual retainer of $7,500; and

  •
  each non-employee director who serves as a non-chair member of a committee of the board will receive additional compensation as follows:

  •
  the members of the audit committee will receive annual retainers of $7,500;

  •
  the members of the compensation committee will receive annual retainers of $5,000; and

  •
  the members of the nominating and corporate governance committee will receive annual retainers of $3,750.

        The following table sets forth in summary form information concerning the compensation that we paid or awarded during the fiscal year ended December 31, 2015 to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)
Garen G. Bohlin	29,815	—	113,687	143,512
John G. Freund, M.D.	7,938	—	139,202	146,640
Patrick Heron	7,047	—	139,202	146,249
David Hirsch, M.D., Ph.D.	7,830	—	139,202	147,032
Eran Nadav, Ph.D.	7,438	—	139,202	146,640
Gino Santini	31,957	—	139,202	171,159
Theodore R. Schroeder(2)	—	—	—	—

(1)
Amounts represent the grant date fair value of stock options granted during 2015, as calculated in accordance with ASC Topic 718. See Note 11 of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for assumptions used in calculating this amount. As of December 31, 2015, the aggregate number of shares underlying stock options held by each non-employee director were as follows; Mr. Bohlin: 28,985 (of which, 6,644 were exercisable as of December 31, 2015); Dr. Freund: 15,000 (none of which were exercisable as of December 31, 2015); Mr. Heron: 15,000 (none of which were exercisable as of December 31, 2015); Dr. Hirsch: 15,000 (none of which were exercisable as of December 31, 2015); Dr. Nadav: 15,000 (none of which were exercisable as of December 31, 2015); and Mr. Santini: 15,000 (none of which were exercisable as of December 31, 2015). The compensation earned by Mr. Heffernan, as President and Chief Executive Officer, for fiscal year 2015 is included in the "Executive Compensation—Summary Compensation Table" and his outstanding stock and option awards are included under "Executive Compensation—Outstanding Equity Awards at Fiscal Year-End" below.

(2)
Mr. Schroeder joined our Board on January 22, 2016. On January 22, 2016, we granted non-statutory stock options for the purchase of up to 15,000 shares of common stock at an exercise price of $17.06 per share to Mr. Schroeder for his service on our Board.

 AUDIT COMMITTEE REPORT

        The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee's functions are more fully described in its charter, which is available on our website at www.collegiumpharma.com.

        In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with management and with Grant Thornton LLP, our independent registered public accounting firm for the year ended December 31, 2015. In addition, the audit committee has discussed the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, Communication with Audit Committees, with Grant Thornton LLP. The audit committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the PCAOB and has discussed with Grant Thornton LLP their independence from us.

        Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee: Garen G. Bohlin, Chairman John G. Freund, M.D. Eran Nadav, Ph.D.

        The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

        The following are biographical summaries of our executive officers and their ages, except for Mr. Heffernan, whose biography is included under the heading "Proposal 1: Election of Directors" set forth above:

Name	Age	Position(s)
Michael T. Heffernan, R.Ph.	51	Chairman, President and Chief Executive Officer
Paul Brannelly	43	Executive Vice President and Chief Financial Officer
Barry S. Duke	56	Executive Vice President and Chief Commercial Officer

        Paul Brannelly, Executive Vice President and Chief Financial Officer.    Mr. Brannelly has served as our Executive Vice President and Chief Financial Officer since February 2015. Prior to joining us, Mr. Brannelly served as Senior Vice President, Finance and Administration, and Treasurer of Karyopharm Therapeutics Inc. (NASDAQ: KPTI) ("Karyopharm") from June 2013 to August 2014. From August 2014 to November 2014, Mr. Brannelly served as a consultant to Karyopharm. Prior to joining Karyopharm, Mr. Brannelly served as Vice President, Finance, Treasurer and Secretary at Verastem, Inc. (NASDAQ: VSTM) ("Verastem") from August 2010 to May 2013. From January 2010 to September 2011, Mr. Brannelly held the position of Chief Financial Officer at the Longwood Fund, a venture capital firm aimed at investing in, managing and building healthcare companies, where he set up the financial and operational infrastructure following the closing of its first fund and eventually served as Chief Financial Officer of its two startup companies, Verastem and OvaScience, Inc. (NASDAQ: OVAS). From November 2005 to September 2009, he served as Vice President, Finance at Sirtris Pharmaceuticals, Inc. ("Sirtris"), a biopharmaceutical company which GlaxoSmithKline plc purchased for $720 million in 2008, where he managed the S-1 preparation and due diligence process for Sirtris' initial public offering and managed the company's transition to being a public company. Mr. Brannelly started his biopharmaceutical career at Dyax Corporation from September 1999 to May 2002, and subsequently moved on to positions of increasing responsibility at CombinatoRx Inc. from May 2002 to November 2005, most recently as Vice President, Finance and Treasurer, where he led Zalicus through the initial public offering process. Mr. Brannelly graduated from the University of Massachusetts at Amherst with a B.B.A. in Accounting in 1995.

        Barry S. Duke, Executive Vice President and Chief Commercial Officer.    Mr. Duke has served as our Executive Vice President and Chief Commercial Officer since March 2015. Prior to joining us, Mr. Duke was Vice President of Sales and Marketing—U.S. Biosurgery at Sanofi, Inc. (formerly Genzyme Corporation) ("Sanofi") from October 2011 to September 2014. From September 2014 to March 2015, Mr. Duke served as a sales and marketing consultant in the biopharmaceutical industry. Mr. Duke joined Sanofi in March 2005 as an area sales director and was promoted to Vice President of Sales—U.S. Biosurgery in November 2007, a position he held until September 2011, when he was promoted to Vice President of Sales and Marketing—U.S. Biosurgery. Prior to Sanofi, Mr. Duke was Senior Director of National Sales at Enzon Pharmaceuticals, Inc. (NASDAQ: ENZN) ("Enzon") from November 2002 to March 2005. Prior to Enzon, Mr. Duke was Regional Sales Director at Élan Corporation, plc (now known as Élan Corporation Ltd) from March 2001 to November 2002. Over the course of his career, Mr. Duke has also held various sales positions at The Liposome Company, Inc., Astra USA, Inc., Centocor, Inc. and The Upjohn Company. Mr. Duke graduated from University of Virginia with a B.A. in Biology in 1981.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the annual compensation paid to or earned by (i) Michael T. Heffernan, our President and Chief Executive Officer, for the fiscal years ended December 31, 2015 and 2014, and (ii) Paul Brannelly, our Executive Vice President and Chief Financial Officer, and Barry S. Duke, our Executive Vice President and Chief Commercial Officer (together, our "named executive officers"), for the fiscal year ended December 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael T. Heffernan, R.Ph.	2015	462,241	375,000	(5)	633,984	1,776,999	238,290	14,168	3,500,682
President and Chief	2014	380,380	—		—	—	130,851	7,570	518,801
Executive Officer
Paul Brannelly	2015	289,038	—		—	624,009	111,759	4,161	1,028,967
Executive Vice President and Chief Financial Officer(6)
Barry S. Duke	2015	250,000	—		—	557,928	127,725	76,427	1,012,080
Executive Vice President and Chief Commercial Officer(7)

(1)
The amounts reflect the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board ("FASB") ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements.

(2)
The amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements.

(3)
Amounts represent the annual cash performance-based bonuses earned by our named executive officers pursuant to the achievement of certain company and individual performance objectives earned in 2015 and 2014, as applicable. Please see the descriptions of the annual performance bonuses in the section below entitled "—Non-Equity Incentive Plan Compensation."

(4)
This amount reflects our contributions to our 401(k) Plan and the amount of life and disability insurance premiums paid by us on behalf of each named executive officer. Mr. Duke's amount also includes a relocation bonus of $75,000.

(5)
Mr. Heffernan received this discretionary bonus in connection with the closing of our Series D Convertible Preferred Stock financing in March 2015.

(6)
Mr. Brannelly joined our company on February 4, 2015.

(7)
Mr. Duke joined our company on March 30, 2015.

Employment Agreements

        We have employment and other service agreements with all of our named executive officers. The following is a summary of the material terms of each employment agreement.

Michael T. Heffernan, R.Ph.

        The 2014 data in the Summary Compensation Table above reflects compensation payable to Michael T. Heffernan, our President and Chief Executive Officer, pursuant to an employment agreement dated June 13, 2012 (the "Prior Heffernan Agreement") and a new employment agreement dated August 4, 2015 (the "Current Heffernan Agreement"), which replaced the Prior Heffernan

Agreement. The principal compensation terms under Mr. Heffernan's employment agreements are as follows:

  •
  base salary of $350,000 per year, subject to annual adjustments, under the Prior Heffernan Agreement, adjusted to $488,800 per year (currently $505,908 for fiscal year 2016) under the Current Heffernan Agreement; and

  •
  under the Prior Heffernan Agreement, annual incentive bonus opportunity in an amount up to 40% of base salary, adjusted to 50% of base salary under the Current Heffernan Agreement, in each case, based upon the achievement of certain bonus eligibility criteria.

        Upon a termination of Mr. Heffernan's employment by us without cause or by Mr. Heffernan for good reason (each as defined in the Current Heffernan Agreement) prior to a change in control of our company, Mr. Heffernan is eligible to receive (i) continuation of his base salary for twelve months (the "Heffernan Severance Period"), (ii) a lump sum payment equal to Mr. Heffernan's then-current target annual bonus, (iii) continuation of his health insurance benefits at our expense for the duration of the Heffernan Severance Period, and (iv) full vesting with respect to all unvested restricted stock, stock options and other equity incentives awarded to Mr. Heffernan, subject to his execution of and non-revocation of a general release of claims. Upon a termination of Mr. Heffernan's employment by us without cause or by Mr. Heffernan for good reason within twelve months following a change in control of our company, Mr. Heffernan is eligible to receive the benefits described in the preceding sentence, except that the Heffernan Severance Period will be eighteen months instead of twelve months. Upon a termination of Mr. Heffernan's employment with us due to his death or disability, all unvested restricted stock, stock options and other equity incentives awarded to him by us will become fully vested.

        Mr. Heffernan is entitled to participate in all of our employee benefit plans, subject to the terms and conditions applicable to such plans. Further, the Current Heffernan Agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of Mr. Heffernan's employment with us.

Paul Brannelly

        On August 4, 2015, we entered into an employment agreement with Paul Brannelly, our Executive Vice President and Chief Financial Officer (the "Brannelly Agreement"). The principal compensation terms of the Brannelly Agreement are as follows:

  •
  base salary of $325,000 per year, subject to annual adjustments (currently $336,375 for fiscal year 2016); and

  •
  annual incentive bonus opportunity in an amount up to 35% of base salary based upon the achievement of certain bonus eligibility criteria.

        Additionally, Mr. Brannelly has been granted stock option awards as described below under the heading "—Outstanding Equity Awards at Fiscal Year-End."

        Upon a termination of Mr. Brannelly's employment by us without cause or by Mr. Brannelly for good reason (each as defined in the Brannelly Agreement) prior to a change in control of the Company, Mr. Brannelly is eligible to receive continuation of his base salary and continuation of his health insurance benefits at our expense for nine months, subject to his execution of and non-revocation of a general release of claims. Upon a termination of Mr. Brannelly's employment by us without cause or by Mr. Brannelly for good reason within twelve months following a change in control of our company, Mr. Brannelly is eligible to receive full vesting with respect to all unvested restricted stock, stock options and other equity incentives awarded to Mr. Brannelly and continuation of his base salary and health insurance benefits at our expense for twelve months, subject to his execution of and non-revocation of a general release of claims.

        Mr. Brannelly is entitled to participate in all of our employee benefit plans, subject to the terms and conditions applicable to such plans. Further, the Brannelly Agreement contains customary non-solicitation covenants, which covenants remain in effect for nine months following any cessation of Mr. Brannelly's employment with us.

Barry S. Duke

        On August 4, 2015, we entered into an employment agreement with Barry S. Duke, our Executive Vice President and Chief Commercial Officer (the "Duke Agreement"). The principal compensation terms of the Duke Agreement are as follows:

  •
  base salary of $325,000 per year, subject to annual adjustments (currently $334,750 for fiscal year 2016); and

  •
  annual incentive bonus opportunity in an amount up to 40% of base salary based upon the achievement of certain bonus eligibility criteria.

        Additionally, Mr. Duke has been granted stock option awards as described below under the heading "—Outstanding Equity Awards at Fiscal Year-End."

        Upon a termination of Mr. Duke's employment by us without cause or by Mr. Duke for good reason (each as defined in the Duke Agreement) prior to a change in control of the Company, Mr. Duke is eligible to receive continuation of his base salary and continuation of his health insurance benefits at our expense for nine months, subject to his execution of and non-revocation of a general release of claims. Upon a termination of Mr. Duke's employment by us without cause or by Mr. Duke for good reason within twelve months following a change in control of our company, Mr. Duke is eligible to receive full vesting with respect to all unvested restricted stock, stock options and other equity incentives awarded to Mr. Duke and continuation of his base salary and health insurance benefits at our expense for twelve months, subject to his execution of and non-revocation of a general release of claims.

        Mr. Duke is entitled to participate in all of our employee benefit plans, subject to the terms and conditions applicable to such plans. Further, the Duke Agreement contains customary non-solicitation covenants, which covenants remain in effect for nine months following any cessation of Mr. Duke's employment with us.

Potential Payments Upon a Termination or Change in Control

        Each of our named executive officers is entitled to severance in the event of a termination by our company without cause or a resignation by such named executive officer for good reason. The details of such severance arrangements are described above in the section titled "—Employment Agreements."

        Additionally, certain unvested equity grants awarded to our named executive officers will become fully vested (and exercisable as applicable) in connection with certain termination of employment events. The details of such accelerated vesting are described above in the section titled "—Employment Agreements" and below in the section titled "—Outstanding Equity Awards at Fiscal Year-End."

Non-Equity Incentive Plan Compensation

        Each named executive officer's target bonus opportunity is expressed as a percentage of base salary, as described above.

        For the fiscal year ending December 31, 2016, each of our named executive officers is eligible to earn a cash bonus, of which 70% of such bonus will be determined based on achievement of corporate performance goals and 30% of such bonus will be determined based on achievement of certain individual performance goals. The target amount of the annual bonuses for Messrs. Heffernan, Brannelly and Duke is 50%, 35% and 40% of base salary, respectively.

        For the fiscal year ended December 31, 2015, each of our named executive officers was eligible to earn a cash bonus, of which 70% of such bonus was determined based on achievement of corporate performance goals and 30% of such bonus was determined based on achievement of certain individual performance goals. The target amount of the annual bonuses for Messrs. Heffernan, Brannelly and Duke was 50%, 35% and 40% of base salary, respectively. The applicable corporate performance goals were achieved at 97.5% of target with the applicable individual performance goals for Messrs. Heffernan, Brannelly and Duke achieved at 97.5%, 100% and 100% of target, respectively, Thus, Messrs. Heffernan, Brannelly and Duke earned an annual bonus of 97.5%, 98.25% and 98.25% of target, respectively. The amounts shown above for Messrs. Heffernan, Brannelly and Duke in the column titled "—Non-Equity Incentive Plan Compensation" represents the actual annual performance bonuses payable for the fiscal year ended December 31, 2015 to Messrs. Heffernan, Brannelly and Duke.

        For the fiscal year ended December 31, 2014, Mr. Heffernan was eligible to earn a cash bonus, of which 70% of such bonus was determined based on achievement of corporate performance goals and 30% of such bonus was determined based on achievement of certain individual performance goals. The target amount of the annual bonus for Mr. Heffernan was 40% of base salary. The applicable corporate performance goals were achieved at 86% of target with the applicable individual performance goals for Mr. Heffernan achieved at 86% of target. Thus, Mr. Heffernan earned an annual bonus at 86% of target. The amount shown above for Mr. Heffernan in the column titled "—Non-Equity Incentive Plan Compensation" represents the actual annual performance bonuses payable for the fiscal year ended December 31, 2014 to Mr. Heffernan.

Equity Awards During Fiscal Years Ended December 31, 2015

        On March 19, 2015, we awarded Mr. Brannelly stock options to purchase an aggregate of 102,070 shares of our common stock, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $400,347. The options have an exercise price of $5.73. On March 19, 2015, Mr. Brannelly exercised an option to purchase 72,463 shares of common stock in exchange for $415,212.99. Such exercised shares and the unexercised option shares are subject to time-based vesting conditions as described below in the section titled "—Outstanding Equity Awards at Fiscal Year-End." Exercised but unvested option shares are subject to repurchase by us in exchange for payment of the exercise price.

        On March 30, 2015, we awarded Messrs. Heffernan and Duke stock options to purchase 275,463 and 72,463 shares of our common stock, respectively, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $1,076,993 and $283,313, respectively. The options have an exercise price of $5.73 and are subject to time-based vesting conditions as described below in the section titled "—Outstanding Equity Awards at Fiscal Year-End."

        On April 2, 2015, we granted Mr. Heffernan restricted stock awards equal to 194,694 shares of our common stock, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $633,984. The restricted stock is subject to time-based vesting conditions as described below in the section titled "—Outstanding Equity Awards at Fiscal Year-End."

        On May 14, 2015, we awarded Messrs. Heffernan, Brannelly and Duke stock options to purchase 70,193, 22,929 and 27,537 shares of our common stock, respectively, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $700,005, $228,661 and $274,615, respectively. The options have an exercise price of $14.90 and are subject to time-based vesting conditions as described below in the section titled "—Outstanding Equity Awards at Fiscal Year-End."

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2015. The market value of stock awards is based on the closing market price of our common stock of $27.50 per share on December 31, 2015.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)		Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael T. Heffernan, R.Ph.	9,673		—		—	$3.31	11/11/2020	—		—
President and Chief	3,027	(1)	3,917	(1)	—	$0.48	01/30/2023	—		—
Executive Officer	21,578	(2)	14,755	(2)	—	$5.73	03/30/2025	—		—
	44,839	(3)	194,291	(3)	—	$5.73	03/30/2025	—		—
	—	(4)	70,193	(4)	—	$14.90	05/14/2025	—		—
	—		—		—	—	—	81,123	(5)	2,230,883
Paul Brannelly	5,553	(6)	24,054	(6)	—	$5.73	03/19/2025	—		—
Executive Vice President and	—	(7)	22,929	(7)	—	$14.90	05/14/2025	—		—
Chief Financial Officer	—		—		—	—	—	72,463	(8)	1,992,733
Barry S. Duke	—	(9)	72,463	(9)	—	$5.73	03/30/2025	—		—
Executive Vice President and	—	(10)	27,537	(10)	—	$14.90	05/14/2025	—		—
Chief Commercial Officer

(1)
A stock option to purchase 28,984 shares of our common stock was granted to Mr. Heffernan on January 24, 2013. The option was adjusted to an option to purchase 14,492 shares our common stock in connection with the December 4, 2013 reverse stock split. The option was exercised as to 7,458 shares. As of December 31, 2015, 3,917 option shares were not exercisable. The option vests and becomes exercisable monthly over the four-year period following the grant date. Pursuant to Mr. Heffernan's employment agreement, the option will immediately become fully vested and exercisable upon a termination of Mr. Heffernan's employment without cause or due to Mr. Heffernan's death or disability, or upon a resignation by Mr. Heffernan for good reason.

(2)
A stock option to purchase 36,333 shares of our common stock was granted to Mr. Heffernan on March 30, 2015. As of December 31, 2015, 14,755 option shares were not exercisable. On March 30, 2015, 50% of the option vested and became exercisable, and the remaining 50% of the option vests and becomes exercisable monthly over the four-year period commencing on March 30, 2015. Pursuant to Mr. Heffernan's employment agreement, the option will immediately become fully vested and exercisable upon a termination of Mr. Heffernan's employment without cause or due to Mr. Heffernan's death or disability, or upon a resignation by Mr. Heffernan for good reason.

(3)
A stock option to purchase 239,130 shares of our common stock was granted to Mr. Heffernan on March 30, 2015. As of December 31, 2015, 194,291 option shares were not exercisable. The option vests and becomes exercisable monthly over the four-year period following the grant date. Pursuant to Mr. Heffernan's employment agreement, the option will immediately become fully vested and exercisable upon a termination of Mr. Heffernan's employment without cause or due to Mr. Heffernan's death or disability, or upon a resignation by Mr. Heffernan for good reason.

(4)
A stock option to purchase 70,193 shares of our common stock was granted to Mr. Heffernan on May 14, 2015. As of December 31, 2015, 70,193 option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on May 14, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Heffernan's employment agreement, the option will immediately become fully vested and exercisable upon a termination of Mr. Heffernan's employment without cause or due to Mr. Heffernan's death or disability, or upon a resignation by Mr. Heffernan for good reason.

(5)
Mr. Heffernan was awarded 194,694 shares of restricted common stock in April 2015. Pursuant to the grant, 97,347 of the shares of restricted common stock vested upon grant while the remaining 97,347 shares of restricted common stock vest in monthly installments over a three-year period commencing as of the date of the grant. Pursuant to Mr. Heffernan's employment agreement, the shares will immediately become fully vested upon a termination of Mr. Heffernan's employment without cause or due to Mr. Heffernan's death or disability, or upon a resignation by Mr. Heffernan for good reason. Additionally, pursuant to Mr. Heffernan's employment agreement, the shares will immediately become fully vested upon the occurrence of a change of control.

(6)
A stock option to purchase 29,607 shares of our common stock was granted to Mr. Brannelly on March 19, 2015. As of December 31, 2015, 24,054 option shares were not exercised and remain unvested. The option vests monthly over the four-year period following the grant date. Pursuant to Mr. Brannelly's employment agreement, the option will immediately become fully vested upon a termination of Mr. Brannelly's employment without cause or upon a resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(7)
A stock option to purchase 22,929 shares of our common stock was granted to Mr. Brannelly on May 14, 2015. As of December 31, 2015, 22,929 option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on May 14, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Brannelly's employment agreement, the option will immediately become fully vested and exercisable upon a termination of Mr. Brannelly's employment without cause or upon a resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(8)
A stock option to purchase 72,463 shares of our common stock was granted to Mr. Brannelly on March 19, 2015. As of December 31, 2015, 72,463 option shares were not vested. The option vests over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on March 19, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. The option also includes an early exercise provision, pursuant to which Mr. Brannelly exercised the entire option on March 19, 2015 to purchase shares of our common stock. As of December 31, 2015, such option shares were subject to repurchase by us for an amount equal to the aggregate exercise price. Pursuant to Mr. Brannelly's employment agreement, the option shares will immediately become fully vested upon a termination of Mr. Brannelly's employment without cause or upon a resignation by Mr. Brannelly for good reason within twelve months of the occurrence of a change of control.

(9)
A stock option to purchase 72,463 shares of our common stock was granted to Mr. Duke on March 30, 2015. As of December 31, 2015, 72,463 option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on March 30, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Duke's employment agreement, the option will immediately become fully vested and exercisable upon a termination of Mr. Duke's employment without cause or upon a resignation by Mr. Duke for good reason within twelve months of the occurrence of a change of control.

(10)
A stock option to purchase 27,537 shares of our common stock was granted to Mr. Duke on May 14, 2015. As of December 31, 2015, 27,537 option shares were not exercisable. The option vests and becomes exercisable over the four-year period following the grant date, with 25% of the option becoming vested and exercisable on May 14, 2016 and the remaining shares underlying the option vesting in monthly installments over the remaining three years of the four-year period. Pursuant to Mr. Duke's employment agreement, the option will immediately become fully vested and exercisable upon a termination of Mr. Duke's employment without cause or upon a resignation by Mr. Duke for good reason within twelve months of the occurrence of a change of control.

Equity Incentive Plans

Amended and Restated 2014 Stock Incentive Plan

        All of our outstanding equity awards are governed by the Collegium Pharmaceutical, Inc. Amended and Restated 2014 Stock Incentive Plan (the "Plan"). We adopted the Plan, as amended and restated, on April 23, 2015, and it became effective immediately prior to the closing of our initial public offering in May 2015 (the "IPO"). The Plan was adopted to enhance our ability to attract, retain and motivate persons who make important contributions to us and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our shareholders. The material terms of the Plan are described below.

        The Plan permits the grant of (i) options, (ii) restricted stock awards, (iii) restricted stock units, or RSUs and (iv) performance awards, which we refer to collectively as Awards, as more fully described below.

        Prior to the IPO, options to purchase common stock and awards of restricted stock were granted to various participants under the Plan.

        All Awards granted under the Plan are governed by award agreements, between us and the participants. No Awards may be granted after the tenth anniversary of the Plan's adoption by our shareholders, although Awards granted before that time will remain valid in accordance with their terms.

        The compensation committee of our Board administers the Plan. The compensation committee will designate each eligible individual to whom an Award is to be granted. Any of our employees, consultants, officers or other service providers, or those of our affiliates, are eligible to participate in the Plan if selected by the compensation committee. In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting Awards to one or more individuals, provided applicable law so permits.

        Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Plan in connection with Awards is 3,529,574 shares, which includes shares of common stock that were automatically added to the shares reserved for issuance under the Plan on January 1, 2016 pursuant to an "evergreen" provision contained in the Plan. Pursuant to such provision, the number of shares reserved for issuance under the Plan automatically increases on January 1st each year, starting on January 1, 2016 and continuing through January 1, 2025, by an amount equal to 4% of the outstanding shares of our common stock on December 31st of the immediately preceding fiscal year (or such lesser number of shares of common stock as determined by the Board). In the event of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects our common stock, the compensation committee will make appropriate adjustment in the number and kind of shares authorized by the Plan and covered under outstanding Awards as it determines appropriate and equitable. Shares of our common stock subject to Awards under the Plan that expire unexercised or are otherwise forfeited will again be available for Awards under the Plan.

        An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option ("ISO") may only be granted to an employee of ours or our affiliates (provided applicable law so permits). The aggregate maximum number of shares that may be issued pursuant to the exercise of ISOs will be 8,100,000 shares. The compensation committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% shareholder, the exercise price will not be less than 110% of the fair market value of common stock on the date the option is granted. Generally, all or part of the exercise price may be paid (i) in cash, (ii) with the proceeds received from a broker-dealer whom the holder has authorized to sell all or a portion of the common stock covered by the option, (iii) with the consent of the compensation committee, in whole or in part in common stock held by the holder and valued at fair market value on the date of exercise, or (iv) by any combination of such methods. The compensation committee may, in its sole discretion, permit payment of the exercise price of an option in the form of previously acquired shares based on the fair market value of the shares on the date the option is exercised or through means of "net settlement."

        All options will be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option will be determined by the compensation committee on the date of grant but will not exceed 10 years (5 years in the case of ISOs granted to any 10% shareholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as NQOs.

        Unless otherwise provided in an award agreement, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant's unexercised options may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original option term, if shorter. If the participant terminates employment with us (or our affiliates) for cause (as defined in the Plan), all unexercised options (whether vested or unvested) will terminate and be forfeited on the termination date. If the participant's employment terminates for any other reason, any vested but unexercised options may be exercised by the participant, to the extent exercisable at the time of termination, for a period of ninety days from the termination date (or such time as specified by the compensation committee at the time of grant) or until the expiration of the original option term, whichever period is shorter. Unless otherwise provided by the compensation committee, any options that are not exercisable at the time of termination of employment will terminate and be forfeited on the termination date.

        A restricted stock award is a grant of shares of common stock, which may or may not be subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. The compensation committee may condition the expiration of the restriction period, if any, upon: (i) the participant's continued service over a period of time with us or our affiliates; (ii) the achievement by the participant, us or our affiliates of any other performance goals set by the compensation committee; or (iii) any combination of the above conditions as specified in the award agreement. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock, however, unless otherwise provided by the compensation committee, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The compensation committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock.

        RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, on achievement of specific performance goals established by the compensation committee, after a period of continued service or any combination of the above as set forth in the applicable award agreement, one share of common stock for each such share of common stock covered by the RSU. The compensation committee may, in its discretion, accelerate the vesting of RSUs.

        The compensation committee may grant performance awards in accordance with the Plan. Performance awards may be denominated as a number of shares or specified number of other Awards (such as restricted stock or RSUs), which may be earned upon achievement or satisfaction of such performance goals as may be specified by the compensation committee. Performance goals may be linked to a variety of factors including the participant's completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to us, an affiliated company or a business unit and are limited to one or more of the following: (i) specified levels of or increases in pre-tax earnings, return on capital, equity measures/ratios (on a gross, net, pre-tax or post tax basis), including basic earnings per share, diluted earnings per share, total earnings (including total earnings as adjusted by the compensation committee at the time of the Award), operating earnings, earnings growth, earnings before interest and taxes ("EBIT"), and earnings before interest, taxes, depreciation and amortization ("EBITDA") (including EBIT or EBITDA as adjusted by the committee at the time of the Award); (ii) total sales or sales growth; (iii) gross margin; (iv) customer service levels; (v) employee recruiting and development; (vi) advertising effectiveness; (vii) development of new markets; (viii) financial ratios; (ix) strategic initiatives; (x) improvement in or attainment of operating expense levels; (xi) improvement in or attainment of capital expense levels; (xii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (xiii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, our bank debt or other long-term or short-term public or private debt or other similar financial obligations of ours, which may be calculated net of such cash balances and/or other specified offsets; (xiv) appreciation in and/or maintenance of certain target levels in the fair market value; (xv) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or rate of increase in all or a portion of specified expenses (xvi) individual objectives; and (xvii) any combination of the foregoing.

        The compensation committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the Plan will be nontransferable except by will or by the laws of descent and distribution. No participant will have any rights as a shareholder with respect to shares covered by options or RSUs, unless and until such Awards are settled in shares of common stock.

        No option will be exercisable, no shares of common stock will be issued, no certificates for shares of common stock will be delivered and no payment will be made under the Plan except in compliance with all applicable laws.

        The Board may amend, suspend or terminate the Plan and the compensation committee may amend any outstanding Award at any time; provided, however, that no such amendment or termination may adversely affect Awards then outstanding without the holder's permission.

        In the event of a change in control (as defined in the Plan), the compensation committee may, on a participant-by-participant basis: (i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option upon closing of the change in control; (iii) cancel any unvested Award or unvested portion thereof, with or without consideration; (iv) cancel any Award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding options with respect to all common stock for which the Award remains unexercised for a cash payment equal to the excess (if any) of the fair market value of the shares subject to the option over the exercise price of the option; (vii) take such other action as the compensation committee will determine to be reasonable under the circumstances; and/or (viii) in the case of any Award subject to Section 409A of the Internal Revenue Code (the "Code"), such Award will vest and be distributed only in accordance with the terms of the applicable award agreement and the compensation committee will only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

        Neither the Board nor the compensation committee may, without obtaining prior approval of our shareholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options under the Plan are cancelled and new options are granted in replacement with a lower exercise per share, (ii) cancel outstanding options under the Plan with an exercise price per share in excess of the then current fair market value per share for consideration payable in our equity securities or (iii) otherwise directly reduce the exercise price in effect for outstanding options under the Plan.

2015 Employee Stock Purchase Plan

        On April 23, 2015, we adopted the 2015 Employee Stock Purchase Plan (the "2015 ESPP"), which became effective immediately prior to the closing of the IPO. The 2015 ESPP is administered by our Board or by a committee appointed by our Board. The 2015 ESPP provides participating employees with the opportunity to purchase an aggregate of 407,393 shares of our common stock, which includes shares of common stock that were automatically added to the shares reserved for issuance under the 2015 ESPP pursuant to an "evergreen" provision contained in the 2015 ESPP. Pursuant to such provision, the number of shares of our common stock reserved for issuance under the 2015 ESPP automatically increases on the first day of each fiscal year, commencing on January 1, 2016 and ending on December 31, 2025, in an amount equal to the least of (i) 400,000 shares of our common stock, (ii) 1.0% of the total number of shares of our common stock outstanding on the first day of the applicable year, and (iii) an amount determined by our Board.

        All of our employees are eligible to participate in the 2015 ESPP, provided that:

  •
  such person is customarily employed by us for more than 20 hours a week and for more than five months in a calendar year;

  •
  such person has been employed by us or by a designated subsidiary for at least 21 days prior to enrolling in the 2015 ESPP; and

  •
  such person was our employee on the first day of the applicable offering period under the 2015 ESPP.

        No employee may purchase shares of our common stock under the 2015 ESPP and any of our other employee stock purchase plans in excess of $25,000 of the fair market value of our common stock (as of the date of the option grant) in any calendar year. In addition, no employee may purchase shares of our common stock under the 2015 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

        We expect to make one or more offerings to our eligible employees to purchase stock under the 2015 ESPP beginning at such time as our Board (or a person designated by our Board) may determine. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. The first such offering period began on February 1, 2016 and will end on July 30, 2016. Our Board may, at its discretion, choose a different length of offering period so long as it does not exceed 12 months.

        On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2015 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2015 ESPP, the purchase price will be determined by our Board or compensation committee for each offering period and will be at least 85% of the applicable closing price of our common stock. If our Board does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

        An employee may for any reason withdraw from participation in an offering no later than 21 days prior to the end of an offering period and permanently draw out the balance accumulated in the employee's account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee's employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee's account will be paid to the employee.

        We will be required to make equitable adjustments to the number and class of securities available under the 2015 ESPP, the share limitations under the 2015 ESPP and the purchase price for an offering period under the 2015 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends. The number of shares of common stock available for any offerings under the 2015 ESPP will be adjusted if the number of our outstanding shares is increased or reduced by split up, reclassification, stock dividend or the like.

        Our Board may at any time, and from time to time, terminate, amend or suspend the 2015 ESPP or any portion thereof. We will obtain shareholder approval for any amendment if such approval is required by Section 423 of the Code. The 2015 ESPP will also terminate upon the occurrence of a change in control (defined with reference to the Plan). Upon termination, we will refund all amounts in the accounts of participating employees.

Non-Equity Incentive Compensation

Performance Bonus Plan

        On April 23, 2015, we adopted the Performance Bonus Plan, which became effective immediately prior to the closing of the IPO. The Performance Bonus Plan is administered by the compensation committee. The purpose of the Performance Bonus Plan is to benefit and advance our interests, by rewarding selected employees of ours and our affiliates for their contributions to our success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards. The material terms of such plan are summarized below.

        Background.    Our Board believes that it is in our best interests and those of our shareholders to enhance our ability to attract and retain qualified personnel through performance based incentives, and once we are subject to Section 162(m) of the Code, maintain the highest level of deductibility of compensation paid to employees. Section 162(m) provides newly public companies an opportunity to transition their compensation structures to comply with the rules under Section 162(m), and we will generally become subject to such rules beginning with our 2019 annual meeting of shareholders. Section 162(m) of the Code disallows a deduction to us for any compensation paid to certain executive officers in excess of $1.0 million per year, subject to certain exceptions. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board composed solely of two or more outside directors, shareholder approval of the material terms of such compensation, and certification by the compensation committee that the performance goals for the payment of such compensation have been achieved.

        Administration.    Subject to the other provisions of the Performance Bonus Plan, the compensation committee has the authority to administer and interpret the Performance Bonus Plan, including the authority to select the employees (including employees who are directors) to participate in the Performance Bonus Plan, to establish the performance goals, to determine the amount of incentive compensation bonus payable to any participant, to determine the terms and conditions of any such incentive opportunity; to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the Performance Bonus Plan and to establish and amend rules and regulations relating to the Performance Bonus Plan.

        The compensation committee may also delegate to one or more of our executive officers the authority to administer the Performance Bonus Plan with respect to any participants who are not subject to Section 162(m) of the Code.

        Eligibility.    The named executive officers and such other of our employees as selected by the compensation committee are eligible to participate in the Performance Bonus Plan. The maximum amount of the incentive compensation bonuses payable to any participant under the Performance

Bonus Plan in, or in respect of, any single fiscal year will not exceed $5.0 million. All incentive compensation bonuses paid pursuant to the Performance Bonus Plan will be paid in cash.

        Bonus Opportunity and Performance Goals.    Bonuses may be payable to a participant as a result of the satisfaction of performance goals in respect of any performance period determined by the compensation committee; provided that, to the extent a participant would be subject to Section 162(m) of the Code, the performance goals will be set in accordance with the regulations under Section 162(m) of the Code. Performance goals, which may vary among and between participants, may include objectives stated with respect to us, an affiliated company or a business unit and such objectives are limited to one or more of the following: (i) specified levels of or increases in pre-tax earnings, return on capital, equity measures/ratios (on a gross, net, pre-tax or post tax basis), including basic earnings per share, diluted earnings per share, total earnings (including total earnings as adjusted by the compensation committee at the time of the Award), operating earnings, earnings growth, EBIT and EBITDA (including EBIT or EBITDA as adjusted by the compensation committee at the time of the Award); (ii) total sales or sales growth; (iii) gross margin; (iv) customer service levels; (v) employee recruiting and development; (vi) advertising effectiveness; (vii) development of new markets; (viii) financial ratios; (ix) strategic initiatives; (x) improvement in or attainment of operating expense levels; (xi) improvement in or attainment of capital expense levels; (xii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (xiii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other specified offsets; (xiv) appreciation in and/or maintenance of certain target levels in the fair market value; (xv) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or rate of increase in all or a portion of specified expenses (xvi) individual objectives; and (xvii) any combination of the foregoing.

        The compensation committee will provide a threshold level of performance below which no incentive compensation bonus will be paid, as well as a maximum level of performance above which no additional incentive compensation bonus will be paid. It also may provide for the payment of differing amounts for different levels of performance, determined with regard either to a fixed monetary amount or a percentage of the participant's base salary. The compensation committee will make such adjustments, to the extent it deems appropriate, to established performance goals and performance thresholds to compensate for, or to reflect, any material changes which may have occurred due to an "extraordinary event"; provided, however, that no such adjustment may be made unless such adjustment would be permissible under Section 162(m) of the Code. An "extraordinary event" under the Performance Bonus Plan is defined as follows:

  •
  material changes in accounting practices, tax laws, other laws or regulations,

  •
  material changes in our financial structure,

  •
  an acquisition or disposition of one of our subsidiaries or divisions, or

  •
  unusual circumstances outside of our management's control which, in the sole judgment of the compensation committee, alters or affects the computation of such established performance goals and performance thresholds, our performance or the performance of a relevant subsidiary or division.

        As soon as practicable after the end of each performance period, but before any incentive compensation bonuses are paid to the participants under the Performance Bonus Plan, the compensation committee will certify in writing (i) whether the performance goal(s) were attained and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. The compensation committee also may reduce, eliminate, or, with respect only to participants who are not subject to Section 162(m) of the Code, increase the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as the compensation committee will determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the compensation committee. Under no circumstances, however, may the compensation committee, with respect solely to a participant who is subject to Section 162(m) of the Code, (i) increase the amount of the incentive compensation otherwise payable to such participant beyond the amount originally established by the compensation committee, (ii) waive the attainment of the performance goals established and applicable to such participant's incentive compensation or (iii) otherwise exercise its discretion so as to cause any incentive compensation bonus payable to such participant to not qualify as "performance-based compensation" under Section 162(m) of the Code.

        All amounts due under the Performance Bonus Plan will be paid within two and one-half months of the end of the year in which such incentive compensation is no longer subject to a risk of forfeiture. The compensation committee, without the consent of any participant, may amend or terminate the Performance Bonus Plan at any time. However, no amendment that would require the consent of the shareholders pursuant to Section 162(m) of the Code will be effective without such consent.

Retirement Benefits

        We maintain a 401(k) Plan for all employees after three months of consecutive employment who are 21 years of age or older. Employees can contribute up to 100% of their eligible pay, subject to maximum amounts allowed under law. We provide matching and profit sharing contributions under the 401(k) Plan. The total amount of our matching contributions under the 401(k) Plan for 2014 and 2015 was $35,000 and $44,095, respectively.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following includes a summary of transactions since January 1, 2015 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

Participation in Follow-On Public Offering

        In January 2016, RA Capital Management LLC, which was previously one of our 5% shareholders, purchased an aggregate of 200,000 shares of our common stock in a follow-on public offering of our common stock at the public offering price. In addition, Eventide Asset Management, LLC and Healthcor Management LP, which are currently among our 5% shareholders but were not at the time of the follow-on public offering, purchased 275,000 and 150,000 shares of our common stock, respectively.

Participation in Initial Public Offering

        In the IPO, certain of our 5% shareholders and their affiliates purchased an aggregate of 1,300,000 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price. The following table set forth the aggregate number of shares of our common stock that these 5% shareholders and their affiliates purchased in the IPO:

Purchaser	Shares of Common Stock
Frazier Healthcare VI, L.P.(1)	150,000
Entities affiliated with Longitude Capital Partners, LLC(2)	200,000
Skyline Venture Partners V, L.P.(3)	150,000
TPG Biotechnology Partners IV, L.P.(4)	100,000
RA Capital Healthcare Fund, LP(5)	700,000
Eventide Asset Management, LLC(6)	450,000

(1)
The general partner of Frazier Healthcare VI, L.P. is a limited partnership, the general partner of which is FHM VI, LLC. Patrick Heron, a member of our Board, is a member of FHM VI, LLC.

(2)
Represents shares held, in the aggregate, by Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P. or, collectively, the Longitude Funds. Longitude Capital Partners, LLC is the general partner of the Longitude Funds. David Hirsch, a member of our Board, is a member of Longitude Capital Partners, LLC.

(3)
The general partner of Skyline Venture Partners V, L.P. is Skyline Venture Management V, LLC. John G. Freund, a member of our Board, is a manager of Skyline Venture Management V, LLC.

(4)
The general partner of TPG Biotechnology Partners IV, L.P. is TPG Biotechnology GenPar IV, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar IV Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., or Group Advisors, a

  Delaware corporation. Messrs. David Bonderman and James G. Coulter are officers and the sole shareholders of Group Advisors and may therefore be deemed to be the beneficial owners of the shares held by TPG Biotechnology Partners IV, L.P. Each of Messrs. Bonderman and Coulter expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. Eran Nadav, Ph.D., a member of our Board, is a partner of TPG Global, LLC. The address for Messrs. Bonderman, Coulter, Nadav and TPG Biotechnology Partners IV, L.P. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(5)
The investment adviser and sole general partner of RA Capital Healthcare Fund, LP is RA Capital Management, LLC. Peter Kolchinsky is the sole managing member of RA Capital Management, LLC and has the power to vote or dispose of the shares held by RA Capital Healthcare Fund, LP. The address for Dr. Kolchinsky and RA Capital Healthcare Fund, LP is 20 Park Plaza, Suite 1200, Boston, MA 02116.

(6)
Eventide Asset Management, LLC is currently one of our 5% shareholders but was not at the time of the IPO.

Series D Convertible Preferred Stock Financing

        In March 2015, we entered into a Series D Convertible Preferred Stock Purchase Agreement pursuant to which we issued and sold to investors an aggregate of 41,666,667 shares of our Series D Convertible Preferred Stock at a purchase price of $1.20 per share, for aggregate consideration of $50.0 million. This financing was led by TPG Biotechnology Partners IV, L.P., which was joined by RA Capital Management, Adage Capital Management, Rock Springs Capital, EcoR1 Capital, Eventide Asset Management and Aperture Venture Partners. Entities affiliated with Longitude Capital Partners, LLC, Skyline Ventures Partners V, L.P., Frazier Healthcare VI, L.P. and Boston Millennia Partners also participated in the financing. In connection with the Series D Convertible Preferred Stock financing, convertible notes with related parties in the aggregate principal amount of $5 million automatically converted to an aggregate of 4,166,667 shares of Series D Convertible Preferred Stock.

Series C Convertible Preferred Stock Financing

        In August 2013, we entered into a Series C Convertible Preferred Stock Purchase Agreement, or the Series C Purchase Agreement, pursuant to which we issued and sold to investors an aggregate of 2,220,670 shares of our Series C Convertible Preferred Stock at a purchase price of $1.386 per share, for aggregate consideration of $3.1 million. In September 2013, at an additional closing pursuant to the Series C Purchase Agreement, we issued and sold to investors an aggregate of 665,334 shares of our Series C Convertible Preferred Stock at a purchase price of $1.386 per share, for aggregate consideration of $922,000. In December 2013, those investors who participated in the closings in August and September 2013 exercised their option under the Series C Purchase Agreement to purchase an additional pro rata portion of an aggregate of 5,772,004 shares of our Series C Convertible Preferred Stock at a purchase price of $1.386 per share, for aggregate consideration of $8.0 million.

Series B Convertible Preferred Stock Financing

        In February 2012, we entered into a Series B Convertible Preferred Stock Purchase Agreement, pursuant to which we issued and sold to investors an aggregate of 27,324,237 shares of our Series B Convertible Preferred Stock at a purchase price of $0.84 per share, for aggregate consideration of $23.0 million. In connection with the Series B Convertible Preferred Stock financing, all issued and outstanding shares of previously issued Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-2 Preferred Stock and Series D-1 Preferred Stock were converted into 18,464,674 shares of Series A Convertible Preferred Stock.

        All outstanding convertible preferred stock converted into common stock upon the closing of the IPO.

        The participants in the convertible preferred stock financings described above included the following directors, executive officers and/or holders of more than 5% of our capital stock or entities affiliated with them. The following table presents the number of shares issued to these related parties in these financings:

Participants(1)	Shares of Series A Convertible Preferred Stock		Series A Convertible Preferred Stock Aggregate Purchase Price	Shares of Series B Convertible Preferred Stock	Series B Convertible Preferred Stock Aggregate Purchase Price	Shares of Series C Convertible Preferred Stock	Series C Convertible Preferred Stock Aggregate Purchase Price	Shares of Series D Convertible Preferred Stock	Series D Convertible Preferred Stock Aggregate Purchase Price
5% or greater shareholders
Entities affiliated with Boston Millennia Partners(2)	4,881,801	(8)	$5,988,017	1,862,481	$1,564,484	—	$—	712,357	$854,828
Frazier Healthcare VI, L.P.(3)	4,019,183	(8)	$4,929,930	1,533,399	$1,288,055	2,705,585	$3,749,941	3,676,078	$4,411,294
Entities affiliated with Longitude Capital Partners, LLC(4)	—		$—	13,095,238	$11,000,000	3,224,261	$4,468,826	5,146,509	$6,175,811
Skyline Venture Partners V, L.P.(5)	—		$—	10,714,286	$9,000,000	2,638,030	$3,656,310	5,881,724	$7,058,068
TPG Biotechnology Partners IV, L.P.(6)	—		—	—	—	—	—	8,333,333	$10,000,000
RA Capital Healthcare Fund, LP(7)	—		—	—	—	—	—	5,833,333	$7,000,000

(1)
Additional details regarding these shareholders and their equity holdings are provided in "Security Ownership of Certain Beneficial Owners and Management."

(2)
Represents shares held, in the aggregate, by Boston Millennia Partners II Limited Partnership, Boston Millennia Partners II-A Limited Partnership, Boston Millennia Partners GmbH and Co. KG ("BMP KG"), Boston Millennia Associates II Partnership, and Strategic Advisors Fund Limited Partnership (collectively, the "Boston Millennia Funds"). Robert Jevon, a former member of our Board, is an affiliate of Glen Partners II Limited Partnership, which is the special limited partner of BMP KG, and the general partner of the other Boston Millennia Funds.

(3)
The general partner of Frazier Healthcare VI, L.P. is a limited partnership, the general partner of which is FHM VI, LLC. Patrick Heron, a member of our Board, is a member of FHM VI, LLC.

(4)
Represents shares held, in the aggregate, by Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P. or, collectively, the Longitude Funds. Longitude Capital Partners, LLC is the general partner of the Longitude Funds. David Hirsch, a member of our Board, is a member of Longitude Capital Partners, LLC.

(5)
The general partner of Skyline Venture Partners V, L.P. is Skyline Venture Management V, LLC. John G. Freund, a member of our Board, is a manager of Skyline Venture Management V, LLC.

(6)
The general partner of TPG Biotechnology Partners IV, L.P. is TPG Biotechnology GenPar IV, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar IV Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., or Group Advisors, a Delaware corporation. Messrs. David Bonderman and James G. Coulter are officers and the sole shareholders of Group Advisors and may therefore be deemed to be the beneficial owners of the shares held by TPG Biotechnology Partners IV, L.P. Each of Messrs. Bonderman and Coulter expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. Eran Nadav, Ph.D., a member of our Board, is a partner of TPG Global, LLC. The address for Messrs. Bonderman, Coulter, Nadav and TPG Biotechnology Partners IV, L.P. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(7)
The investment adviser and sole general partner of RA Capital Healthcare Fund, LP is RA Capital Management, LLC. Peter Kolchinsky is the sole managing member of RA Capital Management, LLC and has the power to vote or dispose of the shares held by RA Capital Healthcare Fund, LP. The address for Dr. Kolchinsky and RA Capital Healthcare Fund, LP is 20 Park Plaza, Suite 1200, Boston, MA 02116

(8)
These amounts reflect the December 2013 reverse stock split pursuant to which every two issued and outstanding shares of Series A Convertible Preferred Stock were reclassified and combined into one share of Series A Convertible Preferred Stock.

Convertible Note Financing

        In November and December 2014, we entered into a Convertible Note Purchase Agreement, pursuant to which we issued and sold to investors convertible promissory notes in the aggregate principal amount of $5.0 million (the "2014 Convertible Note Financing"). Pursuant to the Convertible Note Purchase Agreement, the convertible notes bore interest at a rate per annum of 6.0% and mature on the earlier of (i) November 14, 2015, (ii) immediately prior to a liquidation of the company, or (iii) upon an event of default. In connection with the Series D Convertible Preferred Stock financing, the notes automatically converted into an aggregate of 4,166,667 shares of Series D Convertible

Preferred Stock. The participants in the 2014 Convertible Notes Financing included the following directors, executive officers and/or holders of more than 5% of our capital stock or entities affiliated with them. The following table presents the amount of the notes issued to these related parties in this financing:

Participants(1)	Amount of Notes Purchased
5% or greater shareholders
Entities affiliated with Boston Millennia Partners(2)	$754,829
Frazier Healthcare VI, L.P.(3)	$924,264
Entities affiliated with Longitude Capital Partners, LLC(4)	$1,826,499
Skyline Venture Partners V, L.P.(5)	$1,494,408

(1)
Additional details regarding these shareholders and their equity holdings are provided in "Security Ownership of Certain Beneficial Owners and Management."

(2)
Represents shares held, in the aggregate, by the Boston Millennia Funds. Robert Jevon, a former member of our Board, is an affiliate of Glen Partners II Limited Partnership, which is the special limited partner of BMP KG, and the general partner of the other Boston Millennia Funds.

(3)
The general partner of Frazier Healthcare VI, L.P. is a limited partnership, the general partner of which is FHM VI, LLC. Patrick Heron, a member of our Board, is a member of FHM VI, LLC.

(4)
Represents shares held, in the aggregate, by the Longitude Funds. Longitude Capital Partners, LLC is the general partner of the Longitude Funds. David Hirsch, a member of our Board, is a member of Longitude Capital Partners, LLC.

(5)
The general partner of Skyline Venture Partners V, L.P. is Skyline Venture Management V, LLC. John G. Freund, a member of our Board, is a manager of Skyline Venture Management V, LLC.

        In connection with the 2014 Convertible Note Financing, we entered into a Preferred Shareholder Agreement with the Boston Millennia Funds, the Longitude Funds, Skyline Venture Partners V, L.P. and Frazier Healthcare VI, L.P., pursuant to which the Longitude Funds, Skyline Venture Partners V, L.P. and Frazier Healthcare VI, L.P. agreed to vote their shares to waive, with respect to the Boston Millennia Funds, application of a mandatory conversion provision in our articles of incorporation and other similar conversion provisions or other devices or mechanisms that may be adopted that are intended to incentivize the continued investment in the Company by existing holders of our preferred stock, subject to certain conditions described in the Preferred Shareholder Agreement. The Preferred Shareholder Agreement terminated by its terms upon the closing of the Series D Convertible Preferred Stock financing.

Seventh Amended and Restated Stockholders Agreement

        In connection with the Series D Convertible Preferred Stock financing in March 2015, we entered into the Seventh Amended and Restated Stockholders Agreement (the "Stockholders Agreement") with certain of our shareholders, including Island View Investors, LLC, a limited liability company of which our President and Chief Executive Officer, Michael T. Heffernan, is the sole member, the Longitude Funds, the Boston Millennia Funds, Frazier Healthcare VI, L.P., Skyline Venture Partners V, L.P., TPG Biotechnology Partners IV, L.P. and RA Capital Healthcare Fund, LP. The Stockholders Agreement, among other things:

  •
  imposed restrictions on the transfer of capital stock;

  •
  granted holders of our outstanding convertible preferred stock certain rights of first refusal, co-sale and put rights with respect to certain proposed transfers of our securities by shareholders other than holders of Series D Convertible Preferred Stock;

  •
  granted us certain rights of first refusal with respect to certain proposed transfers of our securities by shareholders other than holders of Series D Convertible Preferred Stock;

  •
  imposed "drag along" obligations on our shareholders, and permits "tag along" by holders of our preferred stock in certain sale transactions that are approved by our Board and certain of our preferred shareholders;

  •
  set forth voting obligations with respect to the constituency and size of our Board, and provides for the designation of our directors by certain of our preferred shareholders; and

  •
  required shareholders to enter into a 180-day lock-up period upon an initial public offering.

        The Stockholders Agreement terminated automatically upon completion of the IPO.

Eighth Amended and Restated Investor Rights Agreement

        In connection with the Series D Convertible Preferred Stock financing in March 2015, we entered into the Eighth Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement") with certain of our investors, including the Longitude Funds, the Boston Millennia Funds, Frazier Healthcare VI, L.P., Skyline Venture Partners V, L.P., TPG Biotechnology Partners IV, L.P. and RA Capital Healthcare Fund, LP The Investor Rights Agreement, among other things:

  •
  imposes restrictions on the transfer of capital stock;

  •
  grants holders of our outstanding convertible preferred stock certain registration rights following an initial public offering;

  •
  grants holders of our outstanding convertible preferred stock certain pre-emptive rights with respect to certain issuances of our securities;

  •
  imposes certain affirmative and negative covenants on us, including an obligation for us to deliver periodic financial statements and budgets to any holder of at least 1 million shares of our preferred stock;

  •
  grants board observer rights to the Longitude Funds, Skyline Venture Partners V, L.P., Boston Millennia Partners and TPG Biotechnology Partners IV, L.P. so long as such investors hold at least 2 million shares of our preferred stock;

  •
  requires us to prepare and submit to the SEC a registration statement on Form S-1 for an initial public offering of our common stock and to use our best efforts to cause the registration statement to be declared effective; and

  •
  requires shareholders to enter into a 180-day lock-up period upon an initial public offering.

        The provisions in the Investor Rights Agreement granting certain pre-emptive rights terminated automatically upon closing of the IPO.

Management Rights Letters

        We entered into management rights letters with certain of our shareholders, including the Boston Millennia Funds, the Longitude Funds, Frazier Healthcare VI, L.P., Skyline Venture Partners V, L.P. and Aperture Venture Partners III, L.P. The management rights letters granted certain management rights in the event that such shareholder is not represented on our Board, as well as certain inspection rights. The management rights letters terminated automatically upon completion of the IPO.

Employment Agreements

        We have entered into employment agreements with certain of our named executive officers that provide for salary, bonus and severance compensation. For more information regarding these employment agreements, see "Executive Compensation—Employment Agreements" and "Executive Compensation—Potential Payments Upon a Termination or Change of Control."

Equity Issued to Executive Officers and Directors

        We have granted common stock and/or stock options to our named executive officers and non-employee directors, as more fully described in "Executive Compensation—Employment Agreements," "Executive Compensation—Equity Awards During Fiscal Years Ended December 31, 2015 and 2014" and "Proposal 1: Election of Directors—Corporate Governance—Compensation of Non-Employee Directors."

Indemnification Agreements with our Directors and Officers

        We have entered into, and intend to continue to enter into, indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our articles of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors and/or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Policies and Procedures for Transactions with Related Persons

        Our Board has adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we will review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants, to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our Chief Financial Officer of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee determines whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

  •
  the materiality and character of the related person's interest in the transaction;

  •
  the commercial reasonableness of the terms of the transaction;

  •
  the benefit and perceived benefit, or lack thereof, to us;

  •
  the opportunity costs of alternate transactions; and

  •
  the actual or apparent conflict of interest of the related person.

        In the event that any member of the audit committee is not a disinterested member with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of us and our shareholders. Our related party transaction policy is available on our website, www.collegiumpharma.com, under the "Investor Relations" section. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

        All of the transactions described in this section occurred prior to the adoption of our related party transactions policy, other than with respect to RA Capital Management LLC's investment in our January 2016 follow-on public offering. The material terms of the follow-on public offering were approved by a pricing committee of our Board consisting solely of independent directors.

 PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee has selected Deloitte & Touche LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2016 and our Board has directed that management submit the selection of the company's independent registered public accounting firm for ratification by the shareholders at the 2016 Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the 2016 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Deloitte & Touche LLP was appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016 on April 11, 2016. Grant Thornton LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2015, and Walter & Shuffain, P.C. ("W&S") served as our independent registered public accounting firm from inception through the fiscal year ended December 31, 2013. See "—Change in Independent Registered Public Accounting Firm" below.

        Shareholder ratification of the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm is not required by Virginia law or our articles of incorporation or our bylaws. However, our Board is submitting the audit committee's selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its shareholders.

Independent Registered Public Accountants' Fees

        The following table sets forth the aggregate fees billed by Grant Thornton LLP as described below:

Fee Category	2014	2015
Audit Fees	$496,462	$551,986
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$496,462	$551,986

        Audit Fees:    Audit Fees consist of fees billed for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for the IPO. Included in the 2015 Audit Fees is $104,072 of fees billed in connection with the IPO.

        Audit-Related Fees:    Audit Related Fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred by the company in 2015 or 2014.

        Tax Fees:    Tax Fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no such fees incurred in 2015 or 2014.

        All Other Fees:    There were no such fees incurred in 2015 or 2014.

        The audit committee has considered the services listed above to be compatible with maintaining Grant Thornton LLP's independence.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Walter & Shuffain, P.C.

        On or about September 24, 2014, we dismissed W&S as our independent public accounting firm. The dismissal of W&S was approved by our Board. The audit report of W&S on our financial statements as of and for the fiscal year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for modifications for uncertainties related to going concern.

        In connection with the audit of our financial statements for the fiscal year ended December 31, 2012, and for the subsequent interim period through the date of the dismissal of W&S, (i) there were no disagreements with W&S on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to W&S' satisfaction, would have caused W&S to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no "reportable events," as that term is described in Item 304(a)(1)(v) of Regulation S-K.

        We provided to W&S a copy of the foregoing disclosure.

        On September 24, 2014, we engaged Grant Thornton LLP to serve as our independent registered public accounting firm, to audit the fiscal year ended December 31, 2014. The engagement of Grant Thornton LLP was approved by our Board. During the two most recent fiscal years, neither we, nor anyone acting on our behalf, consulted with Grant Thornton LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report nor oral advice was provided by Grant Thornton LLP, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton LLP

        On April 11, 2016, we dismissed Grant Thornton LLP as our independent registered public accounting firm. The dismissal was approved by the audit committee. The reports of Grant Thornton LLP on our financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During our fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through April 11, 2016, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreements in connection with its report. Pursuant to the rules of the SEC applicable to "emerging growth companies," Grant Thornton LLP was not required to provide an attestation as to the effectiveness of our internal control over financial reporting for any period since our inception. However, during the course of preparing our December 31, 2014 financial statements in connection with our initial public offering, Grant

Thornton LLP and our management team determined that we had the following material weaknesses in its internal control over financial reporting:

  •
  adequate controls were not in place to appropriately segregate duties in areas such as journal entries, cash disbursements, and the calculation, processing and recording of employee compensation and related accounts;

  •
  our controls and procedures over the accounting for and reporting of complex accounting matters were not effectively designed due to a failure to design and implement appropriate policies and procedures to ensure that the accounting and valuation of complex debt and equity transactions, income taxes and certain other matters was in accordance with generally accepted accounting principles in the United States; and

  •
  our controls were not effectively implemented in the financial statement close process to ensure that proper cut-off of accrued expenses was achieved at interim periods.

        Our management believes that each material weakness described above was remediated during the fiscal year ended December 31, 2015. The audit committee discussed the subject matter of these material weaknesses with Grant Thornton LLP, and we authorized Grant Thornton LLP to respond fully to the inquiries of Deloitte & Touche LLP, the successor independent registered public accounting firm, concerning these material weaknesses.

        Other than as disclosed above, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act during our two most recent fiscal years or during the subsequent interim period through April 11, 2016.

        We provided to Grant Thornton LLP a copy of the foregoing disclosure.

        On April 11, 2016, we appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The appointment of Deloitte & Touche LLP was approved by the audit committee and was subject to Deloitte & Touche LLP's normal client acceptance procedures.

        During the two most recent fiscal years and in the subsequent interim period through April 11, 2016, neither the Company nor any person on its behalf has consulted with Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Pre-Approval Policies and Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, as amended, the audit committee's policy is to pre-approve all audited and permitted non-audit services provided by our independent registered public accounting firm. The audit committee may, in accordance with applicable law, establish pre-approval policies and procedures for the engagement of the independent auditor or other registered public accounting firm to render services to the Company. The Chair of the audit committee and any other member of the audit committee to whom authority has been delegated by the audit committee has the authority in between meetings to pre-approve any audit or non-audit services, including fees, to be performed by the independent registered public accounting firm, provided that any such approvals are presented to the audit committee at its next scheduled meeting. In fiscal years 2015 and 2014, all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee pursuant to our policy.

Recommendation of our Board

        Our Board recommends a vote "FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

  •
  each of our directors and director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The percentage ownership information is based on 23,511,615 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for each person or entity listed in the table is c/o Collegium Pharmaceutical, Inc., 780 Dedham Street, Suite 800, Canton, MA 02021.

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater shareholders:
Entities affiliated with Longitude Capital Partners, LLC(1)	3,321,842	14.13%
Skyline Venture Partners V, L.P.(2)	2,949,916	12.55%
Frazier Healthcare VI, L.P.(3)	1,887,332	8.03%
Eventide Asset Management, LLC(4)	1,401,001	5.96%
TPG Biotechnology Partners IV, L.P.(5)	1,325,263	5.64%
HealthCor Management, L.P.(6)	1,200,000	5.10%
Directors, Nominees and Named Executive Officers:
Michael T. Heffernan, R. Ph.(7)	661,463	2.80%
Paul Brannelly(8)	91,746	*
Barry S. Duke(9)	34,443	*
Garen G. Bohlin(10)	10,268	*
John G. Freund, M.D.(11)	2,949,916	12.55%
Patrick Heron(12)	1,887,332	8.03%
David Hirsch, M.D., Ph.D.(13)	3,321,842	14.13%
Eran Nadav, Ph.D.	—	—
Gino Santini	23,188	*
Theodore R. Schroeder	—	—
John A. Fallon, M.D.	—	—
All current executive officers and directors as a group (10 persons)(15)	8,980,198	37.93%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Includes (a) 3,256,572 shares of common stock held by Longitude Venture Partners, L.P. and (b) 65,270 shares of common stock held by Longitude Capital Associates, L.P. Longitude Capital Partners, LLC is the general partner of the Longitude Funds and may be deemed to have sole voting, investment and dispositive power over the shares held by the Longitude Funds. Patrick G. Enright and Juliet Tammenoms Bakker are managing members and in their capacity as such, may be deemed to exercise shared voting and investment power over the shares held by the reporting persons. David Hirsch, a member of our Board, is a member of Longitude Capital Partners, LLC. Each of these individuals disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. The address of the principal offices of Longitude Capital Partners, LLC, Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P. and the business address of Mr. Enright, Ms. Bakker and Mr. Hirsch is 800 El Camino Real, Suite 220, Menlo Park, CA 94025. For information regarding Longitude Capital Partners, LLC and its affiliates, we have relied on the Schedule 13G filed by Longitude Capital Partners, LLC on September 22, 2015.

(2)
The general partner of Skyline Venture Partners V, L.P. is Skyline Venture Management V, LLC. John G. Freund and Yasunori Kaneko are managers of Skyline Venture Management V, LLC. These individuals share voting and investment power over the shares held by Skyline Venture Management, LLC. Each of these individuals disclaims beneficial ownership of all the shares held by Skyline Venture Partners V, L.P. except to the extent of his proportionate pecuniary interest therein. For information regarding Skyline Ventures Partners V, L.P. and its affiliates, we have relied on the Schedule 13G filed by Skyline Venture Partners V, L.P. on February 10, 2016.

(3)
The general partner of Frazier Healthcare VI, L.P. is a limited partnership, the general partner of which is FHM VI, LLC. The members of FHM VI, LLC are Dr. Nathan Every, Alan Frazier, Nader Naini, Patrick Heron, a member of our Board, and Dr. James Topper. These individuals share voting and investment power over the shares held by Frazier Healthcare VI, L.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest. For information regarding Frazaier Healthcare VI, L.P. and its affiliates, we have relied on the Schedule 13G/A filed by Frazier Healthcare VI, L.P. on March 24, 2016.

(4)
Eventide Asset Management, LLC, a Delaware limited liability company located at One International Place, 35th floor, Boston, MA 02110 is the beneficial owner of 1,401,001 common shares by virtue of being the investment adviser to registered investment companies (mutual funds). No individual fund owns more than 5% of the registered common shares. The funds together also own 367,576 common shares held in book entry form. For information regarding Eventide Asset Management, LLC and its affiliates, we have relied on the Schedule 13G filed by Eventide Asset Management, LLC on February 12, 2016.

(5)
The general partner of TPG Biotechnology Partners IV, L.P. is TPG Biotechnology GenPar IV, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar IV Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., or Group Advisors, a Delaware corporation. Messrs. David Bonderman and James G. Coulter are officers and the sole shareholders of Group Advisors and may therefore be deemed to be the beneficial owners of the shares held by TPG Biotechnology Partners IV, L.P. Each of Messrs. Bonderman and Coulter expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for Messrs. Bonderman and Coulter and TPG Biotechnology Partners IV, L.P. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. For information regarding TPG Biotechnology Partners IV, L.P. and its affiliates, we have relied on the Schedule 13G filed by TPG Group Holdings (SBS) Advisors, Inc. on February 16, 2016.

(6)
Represents shares held, in the aggregate, by HealthCor Offshore Master Fund, L.P. and HealthCor Sanatate Offshore Master Fund, L.P. HealthCor Offshore GP, LLC is the general partner of HealthCor Offshore Master Fund, L.P. Accordingly, HealthCor Offshore GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Offshore Master Fund, L.P. HealthCor Offshore II GP, LLC is the general partner of HealthCor Sanatate Offshore Master Fund, L.P. Accordingly, HealthCor Offshore II GP, LLC may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P. HealthCor Group, LLC is the managing member of HealthCor Offshore II GP, LLC and, therefore, may be deemed to beneficially own the shares of common stock that are beneficially owned by HealthCor Sanatate Offshore Master Fund, L.P. By virtue of its position as the investment manager of the funds, HealthCor Management, L.P. may be deemed a beneficial owner of all the shares of common stock owned by the funds. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. and thus may also be deemed to beneficially own the shares of common stock that are beneficially owned by the funds. As the Managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both voting and investment power with respect to the shares of common stock reported herein, and therefore each may be deemed a beneficial owner of such common stock. Each of the reporting persons set forth above hereby disclaims any beneficial ownership of any such shares of common stock in excess of their actual pecuniary interest therein. The address for the reporting persons set forth above is Carnegie Hall Tower, 152 West 57th Street, 43rd Floor, New York, New York 10019, with the exception of Arthur Cohen, whose business address is 12 South Main Street, #203, Norwalk, CT 06854. For information regarding Healthcor Management, L.P. and its affiliates, we have relied on the Schedule 13G filed by Healthcor Management, L.P. on January 13, 2016.

(7)
Includes 111,372 shares of our common stock subject to options exercisable within 60 days of the Record Date and 163,043 shares of common stock held by Island View Investors LLC, of which Mr. Heffernan, our President and Chief Executive Officer, is the sole member.

(8)
Includes 14,370 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(9)
Includes 29,530 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(10)
Includes 10,268 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(11)
Dr. Freund is a member of a group of persons who exercise voting and investment power over the shares of common stock beneficially owned by Skyline Venture Partners V, L.P. and may be deemed to beneficially own the shares held by Skyline Venture Partners V, L.P. Dr. Freund's address is c/o Skyline Venture Partners V, L.P., 525 University Ave., Palo Alto, CA 94301.

(12)
Mr. Heron is a member of a group of persons who exercise voting and investment power over the shares of common stock beneficially owned by Frazier Healthcare VI, L.P. and may be deemed to beneficially own the shares held by Frazier Healthcare VI, L.P. Mr. Heron's address is c/o Frazier Healthcare VI, L.P., 601 Union Street, Suite 3200, Seattle, WA 98101.

(13)
Dr. Hirsch is a member of a group of persons who exercise voting and investment power over the shares of common stock beneficially owned by the Longitude Funds and may be deemed to beneficially own the shares held by the Longitude Funds. Dr. Hirsch disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Dr. Hirsch's address is c/o Longitude Capital Partners, LLC, 800 El Camino Real, Ste. 220, Menlo Park, CA 94024.

(14)
Includes 165,540 shares of common stock which the directors and current executive officers (i.e., Messrs. Heffernan, Brannelly and Duke) have the right to acquire upon the exercise of stock options that were exercisable as of the Record Date, or that will become exercisable within 60 days after that date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and executive officers in preparing and filing such reports with the SEC. To our knowledge, based solely on our review of copies of the reports received by us, all such Section 16(a) filing requirements were met.

SECURITIES AUTHORIZED FOR
ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table contains information about our equity compensation plans as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
—2014 Stock Incentive Plan	1,452,149	$10.37	1,190,159
—2015 Employee Stock Purchase Plan	—	—	200,000
Equity compensation plans not approved by security holders	—	—	—
Total	1,452,149		1,390,159

        The number of shares reserved for issuance under the Plan automatically increases on January 1st each year, starting on January 1, 2016 and continuing through January 1, 2025, by an amount equal to four percent (4%) of the total number of shares of our capital stock outstanding on December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, our Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the maximum number of shares that may be issued in respect of awards under the Plan or that the increase in the maximum number of shares that may be issued in respect of awards for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

        The number of shares reserved for issuance under the 2015 ESPP automatically increases on January 1st each year, starting on January 1, 2016 and ending on December 31, 2025, by an amount equal to the least of (a) 400,000 shares, (b) one percent (1%) of the total number of shares of our common stock outstanding on January 1st of each year, and (c) a number determined by our Board.

 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2017
ANNUAL MEETING OF SHAREHOLDERS

        Proposals of shareholders intended to be presented at our 2017 annual meeting of shareholders must be received by us no later than December 30, 2016, which is 120 calendar days prior to date on which our proxy statement was released to shareholders in connection with the 2016 Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2017 annual meeting of shareholders, unless the date of the 2017 annual meeting of shareholders is changed by more than 30 days from the anniversary of 2016 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

        In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year's annual meeting of shareholders. Therefore, to be presented at our 2017 annual meeting of shareholders, such a proposal must be received by us no earlier than February 9, 2017 and no later than March 11, 2017. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then such notice must be received by the tenth day following the day on which public announcement of the date of such meeting was first made by us.

        Any proposals we do not receive in accordance with the above standards will not be voted on at the 2017 annual meeting of shareholders. Shareholders are advised to review our bylaws which also specify requirements as to the form and content of a shareholder's notice.

        Any proposals, notices or information about proposed director candidates should be sent to:

Collegium Pharmaceutical, Inc.
780 Dedham Street
Suite 800
Canton, MA 02021
Attention: Corporate Secretary

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        The SEC has adopted rules known as "householding" that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

        If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company's Corporate Secretary by telephone at (781) 713-3699 or by mail at 780 Dedham Street, Suite 800, Canton, MA 02021. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

        If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

        Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

        This proxy statement is accompanied by our 2015 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The 2015 Form 10-K includes our audited financial statements. We have filed the 2015 Form 10-K with the SEC, and it is available free of charge at the SEC's website at http://www.sec.gov and on our website at www.collegiumpharma.com. In addition, upon written request to the Company's Corporate Secretary at 780 Dedham Street, Suite 800, Canton, MA 02021, we will mail a paper copy of our 2015 Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

OTHER MATTERS

        We do not know of any business that will be presented for consideration or action by the shareholders at the 2016 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/COPI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of the following Class I directors to hold office until the 2019 Annual Meeting For Withhold + For Withhold For Withhold 01 - John A. Fallon, M.D. 02 - John G. Freund, M.D. 03 - David Hirsch, M.D., Ph.D. Election of the following Class III director to hold office until the 2018 Annual Meeting For Withhold 04 - Theodore R. Schroeder ForAgainst Abstain 2. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 8 0 2 8 1 02CQ5E MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2016 Annual Meeting Admission Ticket 2016 Annual Meeting of Collegium Pharmaceutical, Inc. Shareholders June 9, 2016, 12:00 p.m. Eastern Time The Offices of Pepper Hamilton LLP, 19th Floor, High Street Tower 125 High Street, Boston, MA 02110-2736 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Collegium Pharmaceutical, Inc. Notice of 2016 Annual Meeting of Shareholders The Offices of Pepper Hamilton LLP, 19th Floor, High Street Tower 125 High Street, Boston, MA 02110-2736 Proxy Solicited by Board of Directors for Annual Meeting — June 9, 2016 Michael T. Heffernan and Paul Brannelly, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Collegium Pharmaceutical, Inc. to be held on June 9, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)